The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. The preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-133285
SUBJECT TO COMPLETION, DATED JULY 10, 2006
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 10, 2006)
$500,000,000
Archstone-Smith Operating Trust
              % Exchangeable Senior Notes due 2036

     The notes will bear interest at a rate of          % per year. Interest on the notes is payable on January 15 and July 15 of each year, beginning on January 15, 2007.
     On and after July 18, 2011 to (and including) the close of business on the scheduled trading day immediately preceding the maturity date of the notes, holders may at their option exchange their notes for Archstone-Smith Trust common shares of beneficial interest at their option at the applicable exchange rate, subject to prior repurchase or redemption of the notes.
     Prior to July 18, 2011, holders may at their option exchange their notes for Archstone-Smith Trust common shares of beneficial interest on any day prior to the close of business on the scheduled trading day immediately preceding July 18, 2011 only under the following circumstances: (1) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per note for each day of that measurement period was less than 98% of the product of the last reported sale price of Archstone-Smith Trust common shares and the exchange rate on each such day; (2) during any calendar quarter beginning after September 30, 2006 if the closing sale price of Archstone-Smith Trust common shares for at least 20 trading days in the 30 consecutive trading days ending on the last day of the preceding calendar quarter is more than 130% of the exchange price per share of Archstone-Smith Trust common shares on the last day of such preceding calendar quarter; (3) if we have called such notes for redemption, at any time prior to the close of business on the day that is two business days prior to the redemption date; (4) upon the occurrence of specified corporate events; or (5) if Archstone-Smith Trust’s common shares are not listed. Upon exchange we will pay cash, Archstone-Smith Trust common shares or a combination thereof, in each case based on a daily exchange value (as described herein) calculated on a proportionate basis for each day of the relevant 20 trading day observation period.
     The initial exchange rate will be                   Archstone-Smith Trust common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $          per Archstone-Smith Trust common share). The exchange price will be subject to adjustment in some events but will not be adjusted for accrued interest. In addition, if a “fundamental change” (as defined herein) occurs on or prior to July 18, 2011, we will increase the exchange rate for a holder that elects to exchange its notes in connection with such fundamental change.
     On or after July 18, 2011, we may at our option redeem all or part of the notes for cash, provided that, subject to our rights under the next sentence, we must make at least 10 semi-annual interest payments (including the interest payments on January 15, 2007, and July 15, 2011) in the full amount required by the indenture before redeeming any notes at our option. We may also redeem the notes at any time prior to maturity to the extent necessary to preserve Archstone-Smith Trust’s status as a real estate investment trust. Holders may require us to repurchase for cash the notes on July 18, 2011 and July 15 of 2016, 2021, 2026 and 2031 and at any time prior to their maturity upon a fundamental change, in each case at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date.
     The notes will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness. The notes will effectively rank junior in right of payment to all of our existing and future secured indebtedness. The notes will be structurally subordinated to all liabilities of our subsidiaries. For a more detailed description of the notes, see “Description of Notes” beginning on page S-12.
     We have granted the underwriters the right to purchase up to an additional $75,000,000 principal amount of notes, solely to cover overallotments.
     The Archstone-Smith Trust common shares are listed on the New York Stock Exchange under the symbol “ASN.” On July 7, 2006 the last reported sale price of Archstone-Smith Trust common shares on the New York Stock Exchange was $51.81 per share.

      Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 and beginning on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated herein by reference, for risks relating to an investment in our notes.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public Offering Price	%	$
Underwriting Discount	%	$
Proceeds to Archstone –Smith Operating Trust (before expenses)%		$
     Interest on the notes will accrue from July     , 2006 to the date of delivery.

     The underwriters expect to deliver the notes to purchasers on or about July     , 2006.
Joint Book-Running Managers

Citigroup	Morgan Stanley
Co-Manager
JP Morgan
July     , 2006

ABOUT THIS PROSPECTUS SUPPLEMENT
      You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different or additional information. We are offering to sell, and seeking offers to buy the notes only in jurisdictions where offers and sales are permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
      This document consists of two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the notes offered hereby. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.
      When used in this prospectus supplement, except where the context otherwise requires, the terms “we,” “us,” “our,” or “the Company,” refer to Archstone-Smith Operating Trust.

Prospectus Supplement
FORWARD-LOOKING STATEMENTS	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-5
USE OF PROCEEDS	S-10
RATIO OF EARNINGS TO FIXED CHARGES	S-11
DESCRIPTION OF NOTES	S-12
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	S-33
UNDERWRITING	S-54
LEGAL MATTERS	S-55
EXPERTS	S-55
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-56
WHERE YOU CAN FIND MORE INFORMATION	S-57
Prospectus
FORWARD-LOOKING STATEMENTS	i
ARCHSTONE-SMITH OPERATING TRUST	1
USE OF PROCEEDS	1
DESCRIPTION OF DEBT SECURITIES	1
PLAN OF DISTRIBUTION	18
WHERE YOU CAN FIND MORE INFORMATION	19
EXPERTS	20
LEGAL MATTERS	20

S-i

FORWARD-LOOKING STATEMENTS
      Certain statements included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations, beliefs, assumptions, estimates and projections about the industry and markets in which we operate. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify these forward-looking statements. Information concerning expected investment balances, expected funding sources, planned investments and revenue and expense growth assumptions are examples of forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, changes in financial markets that could adversely affect our cost of capital and our ability to meet our financing needs and obligations, weather, obtaining governmental approvals and meeting development schedules. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in these forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
      Our operating results depend primarily on income from apartment communities, which is substantially influenced by supply and demand for apartment units, operating expense levels, property level operations and the pace and price at which we develop, acquire or dispose of apartment communities. Capital and credit market conditions, which affect our cost of capital, also influence operating results. See “Risk Factors,” beginning on page S-5 of this prospectus supplement and on page 17 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which is incorporated herein by reference, for a complete discussion of the various risks that could affect the notes being offered and our future performance.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
Archstone-Smith Operating Trust
      We are a leading owner, operator, developer, redeveloper, acquirer and manager of apartment communities in protected markets throughout the United States. We owned or had an ownership interest in 254 communities, representing 86,513 units, including units under construction, as of March 31, 2006.
      We strive to create value for our security holders by:

•	Acquiring, developing and operating apartments in markets characterized by protected locations with limited land on which to build new housing, expensive single-family home prices and a strong, diversified economic base with good employment growth potential;

•	Maximizing the performance of our apartment communities by generating long-term sustainable growth in operating cash flow, recruiting, training and retaining people who we believe are the best in the apartment business, strengthening our operating platform, leveraging the equity of our brands, investing in technology that improves our core business and solidifying our reputation for operational leadership; and

•	Managing our invested capital through the selective sale of apartment communities in our non-core markets and redeploying the proceeds of these sales to fund investments with higher anticipated growth prospects in our core markets.
      We were formed in 1963 and are organized as a real estate investment trust under the laws of the State of Maryland and have elected to be treated as a partnership for federal income tax purposes. Our principal executive offices are located at 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112.
Recent Developments
      On June 29, 2006, we entered into an agreement to purchase Deutsche WohnAnlage GmbH for a purchase price of approximately $649 million. The initial acquisition is expected to be funded separately through the assumption of existing indebtedness and a new term loan. Deutsche WohnAnlage GmbH specializes in the acquisition, long-term ownership and re-sale or privatization of attractive residential properties in the major metropolitan areas of Southern and Western Germany. This agreement is subject to conditions to closing and there can be no assurance that the acquisition of Deutsche WohnAnlage GmbH will be completed.
The Offering
      The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see “Description of Notes.” For purposes of this summary and the “Description of Notes,” references to “we,” “us,” and “our” refer only to Archstone-Smith Operating Trust and not to its subsidiaries or Archstone-Smith Trust.

Issuer	Archstone-Smith Operating Trust, a Maryland real estate investment trust.

Issuer of Common Shares	Archstone-Smith Trust, a Maryland real estate investment trust and the sole trustee of Archstone-Smith Operating Trust.

Securities Offered	$500,000,000 principal amount of % exchangeable senior notes due 2036 (plus up to an additional $75,000,000 principal amount available for purchase by the underwriters, solely to cover overallotments).

Maturity Date	July 15, 2036, unless earlier repurchased, exchanged or redeemed.

Interest	% per year. Interest will be payable semiannually in arrears in cash on January 15 and July 15 of each year, beginning January 15, 2007.

Optional Redemption	Prior to July 18, 2011, we may not redeem the notes except to preserve Archstone-Smith Trust’s status as a real estate investment trust as described below. On or after July 18, 2011, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the date of redemption. We must make at least 10 semi-annual interest payments (including the interest payments on January 15, 2007 and July 15, 2011) in the full amount required by the indenture before redeeming any notes at our option.

If at any time we determine it is necessary to redeem the notes in order to preserve Archstone-Smith Trust’s status as a real estate investment trust, we may redeem all, but not less than all, of the notes then outstanding for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Exchange Rights	On and after July 18, 2011 to (and including) the close of business on the scheduled trading day immediately preceding the maturity date of the notes, holders may exchange their notes for Archstone-Smith Trust common shares at the applicable exchange rate, in multiples of $1,000 principal amount, subject to prior repurchase or redemption of the notes.

Holders may exchange their notes for Archstone-Smith Trust common shares of beneficial interest prior to the close of business on the scheduled trading day immediately preceding July 18, 2011, in multiples of $1,000 principal amount, at the option of the holder under the following circumstances:

• during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per note for each day of such measurement period was less than 98% of the product of the last reported sale price of Archstone-Smith Trust common shares and the exchange rate on each such day;

• during any calendar quarter beginning after September 30, 2006 if the closing sale price of Archstone-Smith Trust common shares for at least 20 trading days in the 30 consecutive trading days ending on the last day of the preceding calendar quarter is more than 130% of the exchange price per Archstone-Smith Trust common shares on the last day of such preceding calendar quarter;

• if we have called such notes for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date;

• upon the occurrence of specified corporate transactions described under “Description of Notes — Exchange Rights”; or

• if Archstone-Smith Trust common shares are not listed on either a U.S. national securities exchange or the Nasdaq Global Market.

The initial exchange rate will be Archstone-Smith Trust common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $ per share of Archstone-Smith Trust common shares), subject to adjustment.

Upon a valid tender of notes for exchange, we will pay, on the third trading day following the last day of the related observation period, cash, Archstone-Smith Trust common shares or combination thereof, based on a daily exchange value (as described herein) calculated on a proportionate basis for each day of the relevant 20 trading day observation period, provided that if we elect to settle an exchange of notes only in Archstone-Smith Trust common shares, such settlement will occur as soon as practicable after we notify you that we have chosen this method of settlement, but in any event within three business days of the relevant exchange date. See “Description of Notes — Exchange Rights — Payment upon Exchange.”

At any time on or prior to the twenty-sixth business day immediately preceding the maturity date, we may irrevocably elect to satisfy our exchange obligation with respect to the notes to be exchanged after the date of such election with a combination of cash in an amount equal to not less than the lower of the exchange value and the aggregate principal amount of the notes to be exchanged, and Archstone-Smith Trust common shares in excess thereof. See “Description of Notes — Exchange Rights — Our Right to Irrevocably Elect to Net Share Settlement Upon Exchange.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest upon exchange of a note, except in limited circumstances. Instead, interest will be deemed paid by the cash, shares or combination thereof, of Archstone-Smith Trust common shares issued to you upon exchange.

Repurchase at Holders’ Option	Holders may require us to repurchase the notes on July 18, 2011 and July 15 of 2016, 2021, 2026 and 2031 at a price equal to 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest up to, but excluding, the repurchase date. We will pay cash for all notes so repurchased.

Fundamental Change	If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes”), you will have the option to require us to purchase all or any portion of your notes. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. We will pay cash for all notes so purchased.

In addition, if a “fundamental change” occurs prior to July 18, 2011, we will increase the exchange rate for a holder who elects to exchange its notes in connection with such a fundamental change upon exchange in certain circumstances as described under “Description of Notes — Exchange Rights — Adjustment to Shares Delivered upon Exchange upon Fundamental Change.”

Ranking	The notes will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness. The notes will effectively rank junior in right of payment to all of our existing and future secured indebtedness. The notes will be structurally subordinated to all liabilities of our subsidiaries. Our subsidiaries will not guarantee any of our obligations under the notes.

Use of Proceeds	The net proceeds from the sale of the notes are estimated to be approximately $ million after deducting underwriting discounts and commission and estimated offering expenses (assuming the underwriters do not exercise their option to purchase additional notes to cover overallotments). If the underwriters exercise their overallotment option in full to purchase additional notes, we estimate our net proceeds from this offering will be approximately $ million.

We intend to use the net proceeds for the repayment of debt and to make additional investments and for general corporate purposes.

U.S. Federal Income Taxation	The notes and the Archstone-Smith Trust common shares into which the notes are exchangeable are subject to special and complex U.S. federal income tax rules. Holders are urged to consult their respective tax advisors with respect to the application of the United States federal income tax laws to their own particular situation as well as any tax consequences of the ownership and disposition of the notes and Archstone-Smith Trust common shares arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty. See “Certain U.S. Federal Income Tax Considerations.”

New York Stock Exchange Symbol for Archstone-Smith Trust common shares	ASN.

RISK FACTORS
      Before you decide to invest in the notes, you should consider the factors set forth below as well as the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated by reference into the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
The market price of the notes may be volatile.
      The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including:

•	our financial performance;

•	the amount of indebtedness we and our subsidiaries have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition; and

•	general economic conditions.
      As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.
An increase in interest rates could result in a decrease in the relative value of the notes.
      In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Ratings of the notes may not reflect all risks of an investment in the notes.
      We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. As a result, the ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.
Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks described above.
      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the credit agreement governing our unsecured line of credit limits our ability to incur additional indebtedness and other debt securities outstanding under the indenture restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of such other debt securities as set forth under “Description of Debt Securities — Covenants — Limitations on incurrence of debt” and “Description of Debt Securities — Covenants — Debt Covenants Contained in the Second Supplemental Indenture” in the accompanying prospectus, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.
      Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.
The notes are effectively subordinated to our existing secured debt and any secured debt we may incur in the future.
      The notes are not secured by any of our assets. As a result, the notes are effectively subordinated to our existing secured debt and any secured debt we may incur in the future. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes. As of March 31, 2006, we had approximately $2.5 billion secured debt outstanding.
The notes will effectively be junior to the liabilities of our subsidiaries and any indebtedness that is guaranteed by our subsidiaries.
      The notes will be structurally subordinated to all existing and future liabilities of our subsidiaries and any indebtedness that is guaranteed by our subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. Holders of the notes will not be creditors of our subsidiaries. Our rights and the rights of our creditors, including the holders of the notes, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. However, even if we are a creditor of one of our subsidiaries, our claims would still be effectively subordinated to any security interests in, or mortgages or other liens on, the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us.
The conditional exchange feature of the notes could result in your receiving less than the value of Archstone-Smith Trust common shares into which a note would otherwise be exchangeable.
      The notes are exchangeable into cash, Archstone-Smith Trust common shares or a combination thereof, if any, only if specified conditions are met. If the specific conditions for exchange are not met, you will not be able to exchange your notes, and you may not be able to receive the value of the cash or Archstone-Smith Trust common shares into which the notes would otherwise be exchangeable.
Cash settlement features of the notes may have adverse consequences.
      The notes will be subject to cash settlement features, which means that we may satisfy our exchange obligation to holders by paying in settlement cash, Archstone-Smith Trust common shares or a combination thereof, as described under “Description of Notes — Exchange Rights — Payment upon Exchange.” Accordingly, upon exchange of a note, a holder might not receive any Archstone-Smith Trust common shares, or the holder might receive fewer Archstone-Smith Trust common shares relative to the exchange value of the note. In addition, any settlement of an exchange of notes which includes cash will be delayed until at least the 25th trading day following our receipt of the holder’s exchange notice. Accordingly, you may receive less proceeds than expected because the value of any Archstone-Smith Trust common shares that you receive may decline (or fail to appreciate as much as you may expect) between the day that you exercise your exchange right and the day the exchange value of your notes is determined.
      Our failure to exchange the notes into cash, Archstone-Smith Trust common shares or a combination thereof upon exercise of a holder’s exchange right in accordance with the provisions of the indenture would constitute a default under the indenture. In addition, a default under the indenture could lead to a default under existing and future agreements governing our indebtedness. If, due to a default, the repayment of related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay such indebtedness and amounts owing in respect of the exchange of any notes.
Any Archstone-Smith Trust common shares delivered upon exchange of notes may be “restricted securities” under the Securities Act, in which case your ability to sell them will be limited.
      If we can not deliver to you Archstone-Smith Trust common shares pursuant to an effective registration statement, we may elect to deliver to you Archstone-Smith Trust common shares that have not been registered under the Securities Act or our common units in lieu of Archstone-Smith Trust common shares, which may be redeemed for Archstone-Smith Trust common shares, which have not been registered under the Securities Act. These unregistered shares will be “restricted securities” under Rule 144 under the Securities Act, will be delivered with a legend restricting transfer and may be transferred only pursuant to an exemption from registration under the Securities Act and in compliance with applicable state securities laws. Although Archstone-Smith Trust has agreed to use commercially reasonable efforts to promptly file a resale registration statement at or prior to the time of delivery of such restricted Archstone-Smith Trust common shares (including Archstone-Smith Trust common shares issuable upon redemption of our common units, if we were to issue our common units upon an exchange of the notes) and to keep it effective for a limited time following delivery, there can be no assurance that it will do so or that if it files a resale registration statement, it will promptly be declared effective by the SEC. Accordingly, an exchanging holder of notes may be required to hold these restricted shares until they may be sold pursuant to an exemption from registration under the Securities Act.
There is no public market for the notes, which could limit their market price or the ability to, sell them for an amount equal to, or higher than, their initial offering price.
      The notes are a new issue of securities for which there is presently no market. The underwriter has advised us that it presently intends to make a market in the notes as permitted by applicable laws and regulations. The underwriter is not obligated, however, to make a market in the notes and any such market making may be discontinued at any time at the discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.
      A market may not develop for the notes, and you may not be able to sell your notes. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. In addition, if any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the trading price for Archstone-Smith Trust common shares, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for convertible or exchangeable debt has been subject to disruptions that have caused volatility in the prices of securities similar to the notes. Such a market, if any, for the notes may suffer from similar disruptions, and disruptions may materially adversely affect the prices at which you may sell your notes.
If the market price of Archstone-Smith Trust common shares decreases, the market price of our notes may similarly decrease.
      We expect that the market price of our notes will be significantly affected by the market price of Archstone-Smith Trust common shares. This may result in greater volatility in the market price of the notes than would be expected for non-convertible or non-exchangeable debt securities. The market price of Archstone-Smith Trust common shares will likely continue to fluctuate in response to factors including the factors discussed elsewhere in the sections of this prospectus supplement, the accompanying prospectus and our and Archstone-Smith Trust’s Annual Report on Form 10-K for the year ended December 31, 2005, many of which are beyond our control. For instance, the price of Archstone-Smith Trust common shares could be affected by possible sales of Archstone-Smith Trust common shares by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving Archstone-Smith Trust common shares. The hedging or arbitrage could, in turn, affect the trading prices of the notes. In addition, anticipated exchanges of the notes into Archstone-Smith Trust common shares could depress the price of Archstone- Smith Trust common shares to the extent that any such exchange would result in the issuance by Archstone-Smith Trust of a significant number of additional Archstone-Smith Trust common shares.
We may be unable to repurchase notes on the specified dates or upon the occurrence of a fundamental change.
      You have the right to require us to repurchase your notes on specified dates and upon the occurrence of a fundamental change as described under “Description of Notes — Repurchase of Notes at Your Option on Specified Dates” and “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.” We cannot assure you that we will have enough funds to repurchase all the notes on the specified dates or if a fundamental change event occurs. In addition, future debt we incur may limit our ability to repurchase the notes on the specified dates or upon a fundamental change. Moreover, if you or other investors in our notes exercise the repurchase right on the specified dates or for a fundamental change, it may cause a default under that debt, even if the fundamental change itself does not cause a default, owing to the financial effect of such a repurchase on us.
A change in control or a fundamental change may adversely affect us or the notes.
      A fundamental change or change in control transaction involving us could have a negative effect on us and the trading price of Archstone-Smith Trust common shares and could negatively impact the trading price of the notes. Furthermore, the fundamental change provisions, including the provisions requiring the increase to the exchange rate for exchanges in connection with a fundamental change prior to July 18, 2011, may in certain circumstances make it more difficult or discourage a takeover of our company and the removal of incumbent management.
The adjustment to the exchange rate for notes exchanged in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.
      If a fundamental change occurs prior to July 18, 2011, we will increase the exchange rate by a number of additional Archstone-Smith Trust common shares for notes exchanged in connection with such fundamental change. The increase in the exchange rate will be determined based on the date on which the fundamental change becomes effective and the price paid per common share of Archstone-Smith Trust in such transaction, as described below under “Description of Notes — Exchange Rights — Exchange Rate Adjustments — Adjustment to Shares Delivered upon Exchange upon Fundamental Change.” The adjustment to the exchange rate for notes exchanged in connection with a fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of Archstone-Smith Trust common shares in the transaction is greater than $           per share or less than $           per share (in each case, subject to adjustment), no adjustment will be made to the exchange rate. Moreover, in no event will the total number of Archstone-Smith Trust common shares issuable upon exchange as a result of this adjustment exceed                     per $1,000 principal amount of notes, subject to adjustments in the same manner as the exchange rate as set forth under “Description of Notes — Exchange Rights — Exchange Rate Adjustments.” Our obligation to increase the exchange rate in connection with a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
A change in control involving us may not constitute a “fundamental change” for purposes of the notes.
      The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a change in control involving us except to the extent described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes,” and “Description of Notes —

Exchange Rights — Exchange Rate Adjustments — Adjustment to Shares Delivered upon Exchange upon Fundamental Change.” However, the term “fundamental change” is limited and may not include every change in control event that might cause the market price of the notes to decline. As a result, your rights under the notes upon the occurrence of a fundamental change may not preserve the value of the notes in the event of a change in control involving us. In addition, any change in control involving us may negatively affect the liquidity, value or volatility of Archstone-Smith Trust common shares, negatively impacting the value of the notes.
Ownership limitations in the declaration of trust of Archstone-Smith Trust may impair the ability of holders to exchange notes for Archstone-Smith Trust common shares.
      In order to assist Archstone-Smith Trust in maintaining its qualification as a real estate investment trust, or REIT for federal income tax purposes, ownership by any person of more than 9.8% of outstanding Archstone-Smith Trust common shares is, with certain exceptions, restricted. Shares owned in excess of such limit will be deemed “excess shares” pursuant to Archstone-Smith Trust’s declaration of trust, in which case the applicable holder will lose certain ownership rights with respect to such shares. The Archstone-Smith Trust board of trustees may also exempt a shareholder from the ownership limit if it received satisfactory evidence that such shareholder’s ownership of Archstone-Smith Trust common shares in excess of the ownership limit will not jeopardize Archstone-Smith Trust’s status as a REIT. As a condition to providing such an exemption, the board of trustees must receive an opinion of counsel and representations and agreements from the applicant with respect to preserving Archstone-Smith Trust’s REIT status. Notwithstanding any other provision of the notes, no holder of notes will be entitled to receive Archstone-Smith Trust common shares upon an exchange of notes to the extent that receipt of such Archstone-Smith Trust common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of Archstone-Smith Trust. In such case, such holder would receive cash upon exchange, as provided herein.
If you hold notes, you will not be entitled to any rights with respect to Archstone-Smith Trust common shares, but you will be subject to all changes made with respect to Archstone-Smith Trust common shares.
      If you hold notes, you will not be entitled to any rights with respect to Archstone-Smith Trust common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on Archstone-Smith Trust common shares), but if you subsequently exchange your notes for Archstone-Smith Trust common shares, you will be subject to all changes affecting the Archstone-Smith Trust common shares. You will have rights with respect to Archstone-Smith Trust common shares only if and when we deliver Archstone-Smith Trust common shares to you upon exchange of your notes and, to a limited extent, under the exchange rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to Archstone-Smith Trust’s declaration of trust or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of Archstone-Smith Trust common shares to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers or rights of Archstone-Smith Trust common shares.
The exchange rate of the notes may not be adjusted for all dilutive events, which may adversely affect the trading price of the notes.
      The exchange rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of share dividends on Archstone-Smith Trust common shares, the issuance of certain rights or warrants, subdivisions, combinations, distributions of common shares of beneficial interest, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes — Exchange Rights — Exchange Rate Adjustments.” However, the exchange rate will not be adjusted for other events, such as certain exchange offers or an issuance of Archstone-Smith Trust common shares for cash, that may adversely affect the trading price of the notes or the Archstone-

Smith Trust common shares. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the exchange rate.
You may be deemed to have received taxable income without the receipt of any cash.
      If we pay a cash dividend on Archstone-Smith Trust common shares, an adjustment to the exchange rate may result, and you may be deemed to have received a taxable dividend, interest or other income subject to U.S. federal income tax without the receipt of any cash. In addition, adjustments (or failures to make adjustments) that have the effect of increasing a holder’s proportionate share in our assets or earnings may, in some circumstances, result in a deemed distribution, interest or other income to such holder. For example, if the exchange rate is increased at our discretion or in certain other circumstances (including in connection with the payment of additional Archstone-Smith Trust common shares in connection with a fundamental change), such increase may result in a deemed payment of a taxable dividend, interest or other income to holders of the notes, notwithstanding the fact that the holders do not receive a cash payment. See “Certain U.S. Federal Income Tax Considerations — Taxation of Noteholders — United States Holders of the Notes — Adjustments to Exchange Rate.” If you are a Non-United States Holder (as defined in “Certain U.S. Federal Income Tax Considerations — Taxation of Noteholders”), such deemed dividend, interest or other income may be subject to United States federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See “Certain U.S. Federal Income Tax Considerations — Taxation of Noteholders — Non-United States Holders of the Notes.”
USE OF PROCEEDS
      We expect the net proceeds from the sale of the notes to be approximately $           million, after deducting underwriting discounts and commissions and our estimated offering expenses. The net proceeds will be used to repay a portion of the borrowings under our two unsecured revolving credit facilities, as well as borrowing under two secured credit agreements described below.
      We had $700 million in total borrowing capacity under our unsecured credit facilities, with approximately $100 million borrowed, $25 million in outstanding letters of credit and an available balance of approximately $575 million, at July 7, 2006. Amounts repaid under the unsecured credit facilities may be reborrowed and we expect to make additional borrowings under the unsecured credit facilities following this offering for the development and acquisition of apartment communities and for working capital purposes.
      Our $600 million unsecured credit facility, which is led by JPMorgan Chase Bank, N.A. bears interest at the greater of the prime rate or the federal funds rate plus 0.50% or, at our option, LIBOR plus 0.40% (which is 5.75% as of the date of this prospectus supplement). The spread over LIBOR can vary from LIBOR plus 0.325% to LIBOR plus 1.00%, based upon the rating of our long-term unsecured senior notes. The facility contains an accordion feature that allows us to increase the size of the commitment to $1.0 billion at any time during the life of the facility, subject to lenders providing additional commitments. The credit facility is scheduled to mature in June 2010 but may be extended for one year at our option. Affiliates of certain of the underwriters participate in our credit facilities.
      Our $100 million short-term credit facility is with JPMorgan Chase Bank, N.A. and bears interest at an overnight rate agreed among the parties at the time of a borrowing and ranged from 4.60% to 5.60% year to date in 2006.
      We have a $21 million tax exempt debt borrowing issued by Los Angeles County and credit enhanced by Fannie Mae, which currently bears floating interest at approximately 3.5% and matures in May 2007. We also have a $25 million term loan from Freddie Mac, which bears fixed interest at approximately 6.5% and matures in January 2007.
      The remainder of the proceeds will be used to make additional investments and for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratios of earnings to fixed charges for the periods indicated. For this purpose, “earnings” consist of earnings from operations plus fixed charges other than capitalized interest and “fixed charges” consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and expense.

Quarter Ended	Quarter Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
March 31,	March 31,	December 31,	December 31,	December 31,	December 31,	December 31,
2006(1)	2005(1)	2005(1)	2004(1)	2003(1)	2002(1)	2001(1)

1.5	0.9	1.4	1.6	1.6	1.6	1.8

(1)	Net earnings from discontinued operations have been reclassified for all periods presented.

DESCRIPTION OF NOTES
      We will issue the notes under an indenture dated as of February 1, 1994, as supplemented by the First Supplemental Indenture, dated as of February 2, 1994, between us and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, and the Third Supplemental Indenture to be entered into between us and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, concurrently with the delivery of the notes. We refer to this document as the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. You may request a copy of the indenture from us. The Second Supplemental Indenture, dated August 2, 2005, between us and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, is not applicable to the notes.
      The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes.
      For purposes of this description, references to “we,” “our” and “us” refer only to Archstone-Smith Operating Trust and not to its subsidiaries or to Archstone-Smith Trust and references to “Archstone-Smith Trust common shares” refer to the common shares of beneficial interest of Archstone-Smith Trust, par value $0.01 per share.
General
      The notes:

•	will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness;

•	will effectively rank junior in right of payment to all of our existing and future secured indebtedness and will be structurally subordinated to all liabilities of our subsidiaries;

•	will initially be limited to an aggregate principal amount of $500,000,000 (or $575,000,000 if the underwriters exercises their overallotment option to purchase additional notes in full) except as set forth below;

•	mature on July 15, 2036, unless earlier exchanged, repurchased or redeemed;

•	may be redeemed for cash at our option in whole or in part on or after July 18, 2011, provided that we must make at least 10 semi-annual interest payments (including the interest payments on January 15, 2007 and July 15, 2011) in the full amount required by the indenture before redeeming any notes at our option;

•	may be redeemed at any time prior to maturity to the extent necessary to preserve Archstone-Smith Trust’s status as a real estate investment trust;

•	are subject to repurchase by us at the option of the holder on each of July 18, 2011, July 15, 2016, July 15, 2021, July 15, 2026 and July 15, 2031, at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the repurchase date; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form (see “Book-Entry, Settlement and Clearance”).

      Subject to fulfillment of certain conditions, the notes are exchangeable for Archstone-Smith Trust common shares at the applicable exchange rate, initially of                     Archstone-Smith Trust common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $           per share of Archstone-Smith Trust common shares). The exchange rate is subject to adjustment if certain events occur. We will settle exchanges of all notes validly tendered for exchange in cash, Archstone-Smith Trust common shares or a combination thereof (or as described under “— Our Right to Irrevocably Elect Net Share Settlement Upon Exchange”) based upon a daily exchange value calculated on a proportionate basis for each day of the relevant 20 trading-day observation period as described below. You will not receive any separate cash payment for any interest accrued and unpaid to the exchange date except under the limited circumstances described below.
      The notes will be issued only in denominations of $1,000 and integral multiples of $1,000.
      We use the term “note” in this prospectus supplement to refer to each $1,000 principal amount of notes. We may, without the consent of the holders, reopen the notes and issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless fungible with the notes offered hereby for U.S. federal income tax purposes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders.
      The registered holder of a note will be treated as the owner of it for all purposes.
      Reference is made to the section entitled “Description of Debt Securities — Covenants,” beginning on page 8 of the accompanying prospectus, for a description of the covenants applicable to us. The restrictions described under “Description of Debt Securities — Covenants — Limitations on Incurrence of Debt” and “Description of Debt Securities — Covenants — Covenants Contained in the Second Supplemental Indenture” in the accompanying prospectus are not applicable to the notes of this series; however, debt securities issued under the indenture prior to the issuance of the notes, as well as other debt securities we may issue subsequent to the issuance of the notes, restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of such other debt securities as described in those sections.
      Other than the restrictions described under “Description of Debt Securities — Covenants — Limitations on Incurrence of Debt” and “Description of Debt Securities — Covenants — Covenants Contained in the Second Supplemental Indenture” with respect to the debt securities outstanding under the indenture (other than the notes of this series) and the restrictions described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Sale of Assets” below, and except for the provisions set forth under “— Exchange Rights — Exchange Rate Adjustments — Adjustment to Shares Delivered upon Exchange upon Fundamental Change,” the indenture contains no other provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control or a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
Interest
      The notes will bear interest at a rate of           % per year from July      , 2006, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on January 15 and July 15 of each year, beginning January 15, 2007.
      Interest will be paid to the person in whose name a note is registered at the close of business on July 1 or January 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

Ranking
      The notes will be our direct, senior unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be effectively subordinated to our secured indebtedness, which encumbers some of our assets and our consolidated subsidiaries’ assets, including mortgages encumbering some of our properties and our consolidated subsidiaries’ properties. The notes also are effectively subordinated to all indebtedness of our subsidiaries. As of March 31, 2006, we had approximately $2.7 billion of unsecured long-term indebtedness outstanding pursuant to the indenture and aggregate unsecured long-term indebtedness of approximately $2.8 billion (excluding $84.7 million of borrowings under our unsecured credit facilities). At March 31, 2006, our total outstanding indebtedness, including indebtedness of our consolidated subsidiaries, was approximately $5.4 billion (of which approximately $2.5 billion was secured indebtedness).
Exchange Rights

General
      On and after July 18, 2011, holders may exchange each of their notes at an initial exchange rate of                     Archstone-Smith Trust common shares per $1,000 principal amount of notes (equivalent to an exchange price of approximately $           per share of Archstone-Smith Trust common shares) until the close of business on the scheduled trading day immediately preceding the maturity date of July 15, 2036.
      Upon the occurrence of any of the conditions described under the headings “— Exchange upon Satisfaction of Trading Price Condition,” “— Exchange Based upon Archstone-Smith Trust Common Shares Price,” “— Exchange upon Notice of Redemption,” “— Exchange upon Specified Corporate Transactions” and “— Exchange If Archstone-Smith Trust Common Shares Are Not Listed,” holders may exchange each of their notes at an initial exchange rate of                     Archstone-Smith Trust common shares per $1,000 principal amount of notes (equivalent to an exchange price of approximately $           per share of Archstone-Smith Trust common shares) at any time prior to the close of business on the scheduled trading day immediately preceding July 18, 2011. As described under “— Our Right to Irrevocably Elect Net Share Settlement Upon Exchange,” we may irrevocably elect to deliver upon exchange cash in an amount equal to not less than the lower of the exchange value and the aggregate principal amount of the notes to be exchanged, and Archstone-Smith Trust common shares in excess thereof.
      The exchange rate and the equivalent exchange price in effect at any given time are referred to as the “applicable exchange rate” and the “applicable exchange price,” respectively, and will be subject to adjustment as described below. The exchange price at any given time will be computed by dividing $1,000 by the applicable exchange rate at such time. A holder may exchange fewer than all of such holder’s notes so long as the notes exchanged are an integral multiple of $1,000 principal amount.
      Upon exchange, you will not receive any separate cash payment for accrued and unpaid interest unless such exchange occurs between a regular record date and the interest payment date to which it relates. Our settlement of exchanges as described below under “Payment upon Exchange” will be deemed to satisfy our obligation to pay:

•	the principal amount of the note; and

•	accrued and unpaid interest to, but not including, the exchange date.
      As a result, accrued and unpaid interest to, but not including, the exchange date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.
      Notwithstanding the preceding paragraph, if notes are exchanged after 5:00 p.m., New York City time, on a record date, holders of such notes at 5:00 p.m., New York City time, on the record date will receive the interest payable on such notes on the corresponding interest payment date notwithstanding the exchange. Notes, upon surrender for exchange during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the notes so exchanged; provided that no such payment need be made:

•	if we have called the notes for redemption; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of exchange of such notes.
      If a holder exchanges notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of any Archstone-Smith Trust common shares upon the exchange, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.
      Notes in respect of which a holder has delivered a repurchase notice or a notice of exercise of its option to require us to repurchase its notes upon the occurrence of a fundamental change (defined below) may not be surrendered for exchange until the holder has withdrawn the notice in accordance with the indenture.

Exchange upon Satisfaction of Trading Price Condition
      A holder may surrender notes for exchange during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes was less than 98% of the product of the last reported sale price of Archstone-Smith Trust common shares and the exchange rate for such date, subject to compliance with the procedures and conditions described below concerning the trustee’s obligation to make a trading price determination.
      The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the trustee for $2.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain at least one bid for $2.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the “last reported sale price” of Archstone-Smith Trust common shares and the exchange rate.
      In connection with any exchange upon satisfaction of the above trading pricing condition, the trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination. Further, we shall have no obligation to make such request unless a holder or holders of at least $1.0 million aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of Archstone-Smith Trust common shares and the exchange rate. At such time, we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of Archstone-Smith Trust common shares and the exchange rate.
      If the trading price condition has been met, we shall so notify the holders of the notes. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of Archstone-Smith Trust common shares and the exchange rate for such date, we shall so notify the holders of notes.
      The “last reported sale price” of Archstone-Smith Trust common shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Archstone-Smith Trust common shares are traded or, if Archstone-Smith Trust common shares are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq Global Market. If Archstone-Smith Trust common shares are not listed for trading on a United States national or regional securities exchange and not reported by the Nasdaq Global Market on the relevant date, the “last reported sale price” will be the last quoted bid price for Archstone-Smith Trust common shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Archstone-Smith Trust common shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for Archstone-Smith Trust common shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The last reported sale price will be determined without reference to extended or after hours trading.
      “Trading day” means a day during which (i) trading in Archstone-Smith Trust common shares generally occurs, (ii) there is no market disruption event (as defined below) and (iii) a last reported sale price for Archstone-Smith Trust common shares (other than a last reported sale price referred to in the next to last sentence of such definition) is available for such day; provided that if Archstone-Smith Trust common shares are not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the preceding paragraph (excluding the next to last sentence of that paragraph), “trading day” will mean any business day.
      “Market disruption event” means the occurrence or existence for more than a one-half hour period in the aggregate on any scheduled trading day for Archstone-Smith Trust common shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Archstone-Smith Trust common shares or in any options, contracts or future contracts relating to Archstone-Smith Trust common shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

Exchange Based upon Archstone-Smith Trust Common Shares Price
      Holders may surrender notes for exchange in any calendar quarter commencing at any time after September 30, 2006, and only during such calendar quarter, if the closing price of Archstone-Smith Trust common shares at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the exchange price per Archstone-Smith Trust common shares on the last day of such preceding calendar quarter, which we refer to as the “exchange trigger price.”
      The exchange trigger price immediately following issuance of the notes is $          , which is 130% of the initial exchange price per share of Archstone-Smith Trust common shares. The foregoing exchange trigger price assumes that no events have occurred that would require an adjustment to the exchange rate.
      We will instruct the exchange agent to determine at the beginning of each calendar quarter whether the notes are exchangeable as a result of the price of Archstone-Smith Trust common shares and to notify us and the trustee.

Exchange upon Notice of Redemption
      A holder may surrender for exchange any note called for redemption at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the notes are not otherwise exchangeable at such time. However, if a holder has already delivered a fundamental change repurchase notice with respect to a note, the holder may not surrender that note for exchange until the holder has withdrawn the notice in accordance with the terms of the note.

Exchange upon Specified Corporate Transactions
      If we or Archstone-Smith Trust elect to:

•	distribute to all or substantially all holders of Archstone-Smith Trust common shares certain rights entitling them to purchase, for a period expiring within 60 days after the record date of the distribution, Archstone-Smith Trust common shares at less than the last reported sale price of a share of Archstone-Smith Trust common shares on the trading day immediately preceding the declaration date of the distribution; or

•	distribute to all or substantially all holders of Archstone-Smith Trust common shares our or Archstone-Smith Trust’s assets, debt securities or certain rights to purchase our or Archstone-Smith Trust’s securities, which distribution has a per share value as determined by our board of trustees exceeding 15% of the last reported sale price of Archstone-Smith Trust common shares on the day preceding the declaration date for such distribution, we must notify the holders of the notes at least 10 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for exchange at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or our announcement that such distribution will not take place, even if the notes are not otherwise exchangeable at such time. The ex-dividend date is the first date upon which a sale of Archstone-Smith Trust common shares does not automatically transfer the right to receive the relevant dividend from the seller of the common shares to its buyer.
      In addition, if we are party to any transaction or event that constitutes a fundamental change (as defined below), a holder may surrender notes for exchange at any time from and after the 30th scheduled trading day prior to the anticipated effective date of such transaction or event until the fundamental change repurchase date (as defined below). Holders who exchange notes in connection with any such fundamental change occurring prior to July 18, 2011, will also be entitled to an increase (if any) in the exchange rate to the extent described below under “Adjustment to Shares Delivered Upon Exchange Upon Fundamental Change.” Upon the occurrence of a fundamental change, holders will also have the right to require us to repurchase their notes as set forth below under “Fundamental Change Permits Holders to Require Us to Repurchase Notes.” We will notify holders of the occurrence of a fundamental change no later than 30 scheduled trading days prior to the anticipated effective date of such transaction and issue a press release no later than 45 scheduled trading days prior to the anticipated effective date of such transaction.
      A holder will also have the right to exchange notes if Archstone-Smith Trust is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of its property and assets, in each case pursuant to which Archstone-Smith Trust common shares would be exchanged into cash, securities and/or other property, even if such transaction does not also constitute a fundamental change. A holder may exercise this exchange right at any time beginning on the 15th calendar day prior to the anticipated effective date of such transaction and ending on the 15th calendar day following the effective date of such transaction. We will notify holders of any such transaction at least 20 calendar days prior to the anticipated effective date of such transaction.

Exchange If Archstone-Smith Trust Common Shares Are Not Listed
      A holder may surrender notes for exchange at any time beginning on the first business day after any 30 consecutive trading day period during which Archstone-Smith Trust common shares are not listed on either a U.S. national securities exchange or the Nasdaq Global Market.

Exchange Procedures
      Because you will hold a beneficial interest in a global note, to exchange notes you must comply with The Depository Trust Company’s procedures for exchanging a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date and, if required, pay all taxes or duties, if any.
      The date you comply with these requirements is the “exchange date” under the indenture.
      If a holder has already delivered a repurchase notice as described under “Fundamental Change Permits Holders to Require us to Repurchase Notes” with respect to a note, the holder may not surrender that note for exchange until the holder has withdrawn the notice in accordance with the indenture.

Payment upon Exchange
      We will settle exchange of all notes validly tendered for exchange in cash, Archstone-Smith Trust common shares or a combination thereof (or as described under “— Our Right to Irrevocably Elect Net Share Settlement Upon Exchange”). We will settle each $1,000 principal amount of notes being exchanged by delivering, on the third trading day immediately following the last day of the related observation period, cash, Archstone-Smith Trust common shares or a combination thereof, equal to the sum of the daily settlement amounts (as defined below) for each of the 20 trading days during the related observation period; provided that if we elect to settle an exchange of notes only in Archstone-Smith Trust common shares, such settlement will occur as soon as practicable after we notify you that we have chosen this method of settlement, but in any event within three business days of the relevant exchange date. We will inform exchanging holders by notice to the trustee no later than two trading days beginning on and including the exchange date and twenty-six business days immediately preceding the maturity date, if we elect to pay cash upon exchange of the notes and will specify in such notice the percentage or amount (the “specified percentage” or “specified amount”) of notes for which cash will be paid; provided that we may provide that the specified amount for any trading day will not be in excess of the daily exchange value.
      The “observation period” with respect to any note means the 20 consecutive trading-day period beginning on and including the second trading day after you deliver your exchange notice to the exchange agent.
      The “daily settlement amount,” for each of the 20 trading days during the observation period, shall consist of:

•	cash in an amount equal to the specified percentage multiplied by the daily exchange value relating to such day, or equal to the specified amount (the “cash amount”) (or if we make the election described under “— Our Right to Irrevocably Elect Net Share Settlement Upon Exchange”, cash in an amount equal to not less than the lower of $50 and the daily exchange value relating to such day); and

•	a number of Archstone-Smith Trust common shares equal to (A) the difference between such daily exchange value and the cash amount (to the extent such amount is greater than zero), divided by (B) the daily VWAP of Archstone-Smith Trust common shares for such day.
      The “daily exchange value” means, for each of the 20 consecutive trading days during the observation period, one-twentieth (1/20) of the product of (1) the applicable exchange rate and (2) the daily VWAP of Archstone-Smith Trust common shares (or the consideration into which Archstone-Smith Trust common shares has been converted in connection with certain corporate transactions) on such day.
      The “daily VWAP” for Archstone-Smith Trust common shares means, for each of the 20 consecutive trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page [ASN<equity>AQR] in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of Archstone-Smith Trust common shares on such trading day as the board of trustees of Archstone-Smith Trust determines in good faith using a volume-weighted method). Notwithstanding any other provision of the notes, no holder of notes shall be entitled to exchange such notes for Archstone-Smith Trust common shares if and to the extent that we have not received such shares from Archstone-Smith Trust. Archstone-Smith Trust has agreed with us to issue to us the number of its common shares that we are required to deliver to all holders of notes that elect to exchange notes for such shares. If Archstone-Smith Trust breaches this obligation and we are unable to deliver shares to any holder of notes as described above, we will at our option either pay cash to such holder in lieu of the Archstone-Smith Trust common shares otherwise deliverable, or issue to such holder a number of our common units equal to the shortfall in the number of shares otherwise deliverable, with such common units having all the rights and privileges provided in our declaration of trust including the right by, and at Archstone-Smith Trust’s election, to have such units redeemed for cash in an amount equal to the fair market value of an equal number of Archstone-Smith Trust common shares or for an equal number of Archstone-Smith Trust common shares.
      If we elect to deliver:

•	Archstone-Smith Trust common shares pursuant to clause (ii) of the second bullet of the definition of “daily settlement amount” above and such shares constitute “restricted securities” as defined in Rule 144 under the Securities Act; or

•	our common units in lieu of Archstone-Smith Trust common shares pursuant to the immediately preceding paragraph, we will issue to you additional settlement consideration of 0.03 Archstone-Smith Trust common shares or 0.03 of our common units, as applicable, for each Archstone-Smith Trust common share that would otherwise have been due upon exchange. Any additional settlement consideration will be delivered at the time of the delivery of the Archstone-Smith Trust common shares or our common units, as applicable, that are otherwise due upon exchange.
      We will deliver cash in lieu of any fractional Archstone-Smith Trust common shares or common units issuable in connection with payment of the amounts above (based on the last reported sale price of Archstone-Smith Trust common shares on the last day of the applicable observation period).
      In addition, we will enter into a registration rights agreement with Archstone-Smith Trust for the benefit of the holders concurrently with the issuance of the notes. Under the registration rights agreement, if we deliver Archstone-Smith Trust common shares that are “restricted securities” as defined in Rule 144 or our common units in lieu of Archstone-Smith Trust common shares, Archstone-Smith Trust will use its reasonable efforts to file a resale registration statement within 30 days of the issuance in respect of such Archstone-Smith Trust common shares (including the Archstone-Smith Trust common shares issuable upon redemption of our common units) and to keep such registration statement effective until the earlier of

•	the effective registration of the Archstone-Smith Trust common shares and the resale of such shares in accordance with the registration statement covering the applicable Archstone-Smith Trust common shares,

•	expiration of the holding period that would be applicable to the applicable Archstone-Smith Trust common shares under Rule 144(k) under the Securities Act or any successor provision,

•	the sale of the applicable Archstone-Smith common shares to the public pursuant to Rule 144 under the Securities Act or any successor provision, or

•	the date the applicable Archstone-Smith Trust common shares cease to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).
Archstone-Smith Trust has the right under the registration rights agreement to postpone filing of the shelf registration statement and suspend its use if it would require additional disclosure of material information by Archstone-Smith Trust in the registration statement or such filing, as to which Archstone-Smith Trust has a bona fide business purpose for preserving confidentiality, render Archstone-Smith Trust unable to comply with the requirements of the Securities and Exchange Commission or would otherwise make it impractical or unadvisable to cause the registration statement or such filings to be filed, amended or supplemented or to become effective. The holders of the Archstone-Smith common shares or our common units will be required to deliver certain information and update that information for use in connection with, and consent to be named as selling security holders in, the resale registration statement in order to have their Archstone-Smith Trust common shares included in the shelf registration statement. We will submit to holders a customary questionnaire for the purpose of obtaining this information.
      The registration rights agreement further provides that each holder, if requested by Archstone-Smith Trust in the case a non-underwritten offering registered under the Securities Act or if requested by the managing underwriter or underwriters an underwritten offering, not to effect any public sale or distribution of any of Archstone-Smith common shares during the period beginning upon receipt by the holder of written notice from Archstone-Smith Trust, but in any event no earlier than the 15th day preceding the anticipated date of pricing of the offering, and ending on the earlier to occur of:

•	90 days after the closing date of such offering;

•	30 days after the date on which the closing price of the class of equity securities sold by Archstone-Smith Trust in such offering shall have averaged for a period of 20 consecutive trading days at least 105% of the initial price to the public of such security in such offering;

•	the date on which Archstone-Smith Trust may begin to effect any public sale or distribution of any of the securities of Archstone-Smith Trust following such offering pursuant to any contractual lock-up or similar restrictions on the sale of Archstone-Smith common shares;

•	the date on which all trustees and executive officers who have been required to enter into contractual lock-up or similar restrictions on the sale of Archstone-Smith common shares owned by them may begin to effect public sales of Archstone-Smith common shares following such offering, including pursuant to waivers of the restrictions by the managing underwriter or underwriters; or

•	the date Archstone-Smith Trust or managing underwriter or underwriters withdraws such request in writing;
This restriction will not prohibit resales of Archstone-Smith common shares by any holder not subject to the registration requirements of the Securities Act (including, without limitation resale of Archstone-Smith Trust common shares pursuant to Rule 144 under the Securities Act) and similarly exempt from any registration requirement under any state “Blue Sky” or similar laws, so long as the purchaser in any such private resale shall agree in writing to be subject to such restrictions for the remaining portion of such period that would otherwise apply to the selling holder.

Our Right to Irrevocably Elect Net Share Settlement Upon Exchange
      At any time on or prior to the twenty-sixth business day immediately preceding the maturity date, we may irrevocably elect to satisfy our exchange obligation with respect to the notes to be exchanged after the date of such election with a combination of cash in an amount equal to not less than the lower of the exchange value and the aggregate principal amount of the notes to be exchanged, and Archstone-Smith Trust common shares in excess thereof, as set forth under “— Payment upon Exchange.” Such election would be in our sole discretion without the consent of the holders of notes. If we make such election, we will notify the trustee and the holders of notes at their addresses shown in the register of the registrar.

Exchange Rate Adjustments
      The exchange rate will be adjusted as described below, except that we will not make any adjustments to the exchange rate if holders of the notes participate, as a result of holding the notes, in any of the transactions described below without having to exchange their notes.

Adjustment Events
      (1) If Archstone-Smith Trust issues Archstone-Smith Trust common shares as a dividend or distribution on Archstone-Smith Trust common shares, or if Archstone-Smith Trust effects a share split or share combination, the exchange rate will be adjusted based on the following formula:
           ER’ = ER0 × OS’
                                 OS0

where,

ER0 = the exchange rate in effect immediately prior to such event;

ER’ = the exchange rate in effect immediately after such event;

OS0 = the number of Archstone-Smith Trust common shares outstanding immediately prior to such event; and

OS’ = the number of Archstone-Smith Trust common shares outstanding immediately after such event.
      (2) If Archstone-Smith Trust issues to all or substantially all holders of Archstone-Smith Trust common shares any rights, warrants or convertible securities entitling them for a period of not more than 60 calendar days to subscribe for or purchase Archstone-Smith Trust common shares at a price per share less than the last reported sale price of Archstone-Smith Trust common shares on the business day immediately preceding the date of announcement of such issuance, the exchange rate will be adjusted based on the following formula (provided that the exchange rate will be readjusted to the extent that such rights, warrants or exchangeable securities are not exercised prior to their expiration):
           ER’ = ER0 × OS0 + X
                                 OS0 + Y

where,

ER0 = the exchange rate in effect immediately prior to such event;

ER’ = the exchange rate in effect immediately after such event;

OS0 = the number of Archstone-Smith Trust common shares outstanding immediately prior to such event;

X = the total number of Archstone-Smith Trust common shares issuable pursuant to such rights; and

Y = the number of Archstone-Smith Trust common shares equal to the aggregate price payable to exercise such rights, warrants or convertible securities divided by the average of the last reported sale prices of Archstone-Smith Trust common shares over the ten consecutive trading-day period ending on the business day immediately preceding the record date (or, if later, the “ex-date” relating such distribution) for the issuance of such rights, warrants or convertible securities.
      (3) If Archstone-Smith Trust distributes shares of beneficial interest, evidences of indebtedness or other assets or property of Archstone-Smith Trust to all or substantially all holders of Archstone-Smith Trust common shares, excluding:

•	dividends or distributions and rights or warrants referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this paragraph (3) shall apply;

•	then the exchange rate will be adjusted based on the following formula:

ER’ = ER0 × SP0

SP0 - FMV

where

ER0 = the exchange rate in effect immediately prior to such distribution;

ER’ = the exchange rate in effect immediately after such distribution;

SP0 = the average of the last reported sale prices of Archstone-Smith Trust common shares over the ten consecutive trading day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the “ex-date” relating to such distribution); and

FMV = the fair market value (as determined by the board of trustees of Archstone-Smith Trust) of the shares of beneficial interest, evidences of indebtedness, assets or property distributed with respect to each outstanding Archstone-Smith Trust common share on the record date for such distribution (or, if earlier, the “ex-date” relating to such distribution).

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on Archstone-Smith Trust common shares in shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the exchange rate in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:
           ER’ = ER0 × FMV0 + MP0
                                       MP0

where,

ER0 = the exchange rate in effect immediately prior to such distribution;

ER’ = the exchange rate in effect immediately after such distribution;

FMV0 = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of Archstone-Smith Trust common shares with respect to one share of Archstone-Smith Trust common shares over the first ten consecutive trading-day period after the effective date of the spin-off; and

MP0 = the average of the last reported sale prices of Archstone-Smith Trust common shares over the first ten consecutive trading-day period after the effective date of the spin-off.
      The adjustment to the exchange rate under the preceding paragraph will occur on the tenth trading day from, and including, the effective date of the spin-off; provided that in respect of any exchange within the ten trading days following any spin-off, references within this paragraph (3) to ten days shall be deemed replaced with such lesser number of trading days as have elapsed between such spin-off and the exchange date in determining the applicable exchange rate.
      (4) If Archstone-Smith Trust pays any cash dividend or distribution to all or substantially all holders of Archstone-Smith Trust common shares to the extent that the aggregate of all such cash dividends or distributions paid in any quarter exceeds the dividend threshold amount (as defined below) for such quarter, the exchange rate will be adjusted based on the following formula:
           ER’ = ER0 × SP0 - T
                                 SP0 - C

where,

ER0 = the exchange rate in effect immediately prior to the record date for such distribution;

ER’ = the exchange rate in effect immediately after the record date for such distribution;

SP0 = the average of the last reported sale prices of Archstone-Smith Trust common shares over the ten consecutive trading day period ending on the business day immediately preceding the record date for such distribution (or, if earlier, the “ex-date” relating to such distribution);

T = the dividend threshold amount, which shall initially be $0.435 per quarter and which amount shall be appropriately adjusted from time to time for any share dividends on, or subdivisions or combinations of, Archstone-Smith Trust common shares; provided, that if an exchange rate adjustment is required to be made as a result of a distribution that is not a quarterly dividend either in whole or in part, the dividend threshold amount shall be deemed to be zero; and

C = the amount in cash per share that Archstone-Smith Trust distributes to holders of Archstone-Smith Trust common shares.
      (5) If Archstone-Smith Trust or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Archstone-Smith Trust common shares, if the cash and value of any other consideration included in the payment per share of Archstone-Smith Trust common shares exceeds the last reported sale price of Archstone-Smith Trust common shares on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the exchange rate will be increased based on the following formula:
           ER’ = ER0 × AC + (SP’ × OS’)
                                     SP’ × OS0

where,

ER0 = the exchange rate in effect on the date such tender or exchange offer expires;

ER’ = the exchange rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the board of trustees of Archstone-Smith Trust) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of Archstone-Smith Trust common shares outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of Archstone-Smith Trust common shares outstanding immediately after the date such tender or exchange offer expires; and

SP’ = the average of the last reported sale prices of Archstone-Smith Trust common shares over the ten consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.

If, however, the application of the foregoing formula would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made.
      As used in this section, “ex-date” means the first date on which the Archstone-Smith Trust common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.
      Except as stated herein, we will not adjust the exchange rate for the issuance of Archstone-Smith Trust common shares or any securities convertible into or exchangeable for Archstone-Smith Trust common shares or the right to purchase Archstone-Smith Trust common shares or such convertible or exchangeable securities.

      Events That Will Not Result in Adjustments. The applicable exchange rate will not be adjusted:

•	upon the issuance of any Archstone-Smith Trust common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Archstone-Smith Trust’s securities and the investment of additional optional amounts in Archstone-Smith Trust common shares under any plan;

•	upon the issuance of any Archstone-Smith Trust common shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any Archstone-Smith Trust common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•	for a change in the par value of Archstone-Smith Trust common shares;

•	for accrued and unpaid interest; or

•	for the avoidance of doubt, for (i) the issuance of common units by us (other than to all or substantially all holders of Archstone-Smith Trust common shares), (ii) the payment of cash or the issuance of Archstone-Smith Trust common shares by Archstone-Smith Trust upon redemption of any common units or (iii) the payment of cash or the issuance of Archstone-Smith Trust common shares by Archstone-Smith Trust upon exchange, redemption or repurchase of notes.
      Adjustments to the applicable exchange rate will be calculated to the nearest 1/10,000th of a share. We will not be required to make an adjustment in the exchange rate unless the adjustment would require a change of at least 1% in the exchange rate. However, we will carry forward any adjustments that are less than 1% of the exchange rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon a fundamental change, upon any call of the notes for redemption or upon maturity. Except as described in this section, we will not adjust the exchange rate.

Treatment of Reference Property.
      In the event of:

•	any reclassification of Archstone-Smith Trust common shares;

•	a consolidation, merger or combination involving Archstone-Smith Trust; or

•	a sale or conveyance to another person of all or substantially all of the property and assets of Archstone-Smith Trust, in which holders of the outstanding Archstone-Smith Trust common shares would be entitled to receive cash, securities or other property for their Archstone-Smith Trust common shares, you will be entitled thereafter to exchange your notes into:

•	cash; and

•	in lieu of the Archstone-Smith Trust common shares otherwise deliverable, the same type (in the same proportions) of consideration received by holders of Archstone-Smith Trust common shares in the relevant event (“reference property”).
      The amount of cash and any reference property you receive will be based on the daily exchange values of reference property and the applicable exchange rate, as described above.
      For purposes of the foregoing, the type and amount of consideration that a holder of Archstone-Smith Trust common shares would have been entitled to in the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause Archstone-Smith Trust common shares to be exchanged into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Archstone-Smith Trust common shares that affirmatively make such an election.
      Treatment of Rights. To the extent that we have a rights plan in effect upon exchange of the notes into Archstone-Smith Trust common shares, you will receive, in addition to Archstone-Smith Trust common shares, the rights under the rights plan, unless prior to any exchange, the rights have separated from the Archstone-Smith Trust common shares, in which case the exchange rate will be adjusted at the time of separation as if we distributed to all holders of Archstone-Smith Trust common shares, our shares of beneficial interest, evidences of indebtedness or assets as described in clause (3) under “Adjustment Events” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
      Voluntary Increases of Exchange Rate. We are permitted, to the extent permitted by law and subject to the applicable rules of the New York Stock Exchange, to increase the exchange rate of the notes by any amount for a period of at least 20 days if our board of trustees determines that such increase would be in our best interest. We may also (but are not required to) increase the exchange rate to avoid or diminish income tax to holders of Archstone-Smith Trust common shares or rights to purchase Archstone-Smith Trust common shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
      Tax Effect. A holder may, in some circumstances, including the distribution of cash dividends to holders of Archstone-Smith Trust common shares, be deemed to have received a dividend, interest or other income subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the exchange rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the exchange rate, see “Certain U.S. Federal Income Tax Considerations.”

Adjustment to Shares Delivered upon Exchange upon Fundamental Change
      If a fundamental change (as defined below) occurs prior to July 18, 2011, and if you elect to exchange your notes at any time on or after the 30th scheduled trading day prior to the anticipated effective date of such fundamental change until the related fundamental change repurchase date, the exchange rate will be increased by an additional number of Archstone-Smith Trust common shares (the “additional shares”) as described below. We will issue a press release no later than the 45th day prior to the anticipated effective date of such transaction. We will settle exchanges of notes as described below under “Settlement of Exchanges in a Fundamental Change.”
      A “fundamental change” shall be deemed to occur upon the consummation of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which more than 50% of Archstone-Smith Trust common shares are exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common shares (or American Depositary Shares representing shares of common shares) that are:

•	listed on, or immediately after consummation of such transaction or event will be listed on, a United States national securities exchange; or

•	approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq Global Market or any similar United States system of automated dissemination of quotations of securities prices.
      The number of additional shares by which the exchange rate will be increased will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the price (the “share price”) paid per share of Archstone-Smith Trust common shares in the fundamental change. If holders of Archstone-Smith Trust common shares receive only cash in the fundamental change, the share price will be the cash amount paid per share. Otherwise, the share price will be the average of the last reported sale prices of Archstone-Smith Trust common shares over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.
      The share prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the exchange rate of the notes is otherwise adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the exchange rate as so adjusted. The number of additional shares will be adjusted in the same manner as the exchange rate as set forth under “Exchange Rate Adjustments.”
      The following table sets forth the share price paid per share of Archstone-Smith Trust common shares in the fundamental change and the number of additional shares per $1,000 principal amount of notes by which the exchange rate will be increased:

Share Price

Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$

July , 2006
July 18, 2007
July 18, 2008
July 18, 2009
July 18, 2010
July 18, 2011
      The exact share prices and effective dates may not be set forth in the table above, in which case:

•	If the share price is between two share price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year.

•	If the share price is greater than $ per share (subject to adjustment), the exchange rate will not be adjusted.

•	If the share price is less than $ per share (subject to adjustment), the exchange rate will not be adjusted.
      Notwithstanding the foregoing, in no event will the total number of Archstone-Smith Trust common shares issuable upon exchange exceed                    per $1,000 principal amount of notes, subject to adjustments in the same manner as the exchange rate as set forth under “Exchange Rate Adjustments.”
      Our obligation to increase the exchange rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.

Settlement of Exchanges in a Fundamental Change
      As described above under “Exchange Rate Adjustments — Treatment of Reference Property,” upon effectiveness of any fundamental change, the notes will be exchangeable into reference property or cash and reference property, as applicable. If, as described above, we are required to increase the exchange rate by the additional shares as a result of the fundamental change, notes surrendered for exchange will be settled as follows:

•	If the last day of the applicable 20-trading day observation period related to notes surrendered for exchange is prior to the third trading day preceding the effective date of the fundamental change, we will settle such exchange as described under “Payment upon Exchange” above by delivering the amount of cash, Archstone-Smith Trust common shares (based on the exchange rate without regard to the number of additional shares to be added to the exchange rate as described above) or combination thereof, on the third trading day immediately following the last day of the applicable observation period. In addition, as soon as practicable following the effective date of the fundamental change, we will deliver the increase in such amount of cash and reference property deliverable in lieu of Archstone-Smith Trust common shares, if any, as if the exchange rate had been increased by such number of additional shares during the related observation period (and based upon the related daily VWAP prices during such observation period). If such increased amount results in an increase to the amount of cash to be paid to holders, we will pay such increase in cash, and if such increased settlement amount results in an increase to the number of Archstone-Smith Trust common shares, we will deliver such increase by delivering reference property based on such increased number of shares.

•	If the last day of the applicable observation period related to notes surrendered for exchange is on or following the third scheduled trading day preceding the effective date of the fundamental change, we will settle such exchange as described under “Payment upon Exchange” above (based on the exchange rate as increased by the additional shares described above) on the later to occur of (1) the effective date of the transaction and (2) third trading day immediately following the last day of the applicable observation period.

Ownership Limit
      Notwithstanding any other provision of the notes, no holder of notes shall be entitled to exchange such notes for Archstone-Smith Trust common shares to the extent that receipt of such shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust of Archstone-Smith Trust.
Optional Redemption by Us
      Prior to July 18, 2011, we may not redeem the notes except to preserve Archstone-Smith Trust’s status as a REIT as described below. On or after July 18, 2011, we may at our option redeem all or part of the notes for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the date or redemption, on at least 30 days’ and no more than 60 days’ notice. We must make at least 10 semi-annual interest payments (including the interest payments on January 15, 2007, and July 15, 2011) in the full amount required by the indenture before redeeming any notes at our option. We may not provide notice of a redemption of notes at our option that specifies that we will settle exchanges of notes prior to such redemption in cash, Archstone-Smith Trust common shares or a combination thereof unless, at the time of such notice, we have available to us sufficient registered Archstone-Smith Trust common shares to satisfy our obligations in respect of any such notes that are exchanged into cash and Archstone-Smith Trust common shares.
      You may exchange notes or portions of notes called for redemption, even if the notes are not otherwise exchangeable at that time, until the close of business on the day that is two business days prior to the redemption date.
      If we decide to redeem fewer than all of the notes, the trustee will select the notes to be redeemed by lot, or in its discretion, on a pro rata basis. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your notes is selected for partial redemption and you exchange a portion of your notes, the exchanged portion will be deemed to be part of the portion selected for redemption.
      If at any time we determine it is necessary to redeem the notes in order to preserve Archstone-Smith Trust’s status as a REIT, we may redeem all, but not less than all, of the notes then outstanding for cash at a price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date.
      We or a third party may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any notes so purchased may, to the extent permitted by applicable law and subject to restrictions contained in the underwriting agreement with the underwriter, be reissued or resold or may, at our or such third party’s option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.
      We may deduct and withhold, from the amount payable upon redemption, any amounts required to be deducted and withheld under applicable law.
      No sinking fund is provided for the notes.
Repurchase of Notes at Your Option on Specified Dates
      On July 18, 2011, July 15, 2016, July 15, 2021, July 15, 2026, and July 15, 2031, you may require us to repurchase any outstanding notes for which you have properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions. You may submit your notes for repurchase to the paying agent at any time from the opening of business on the date that is 25 business days prior to the repurchase date until the close of business on the fifth business day prior to the repurchase date.
      We will repurchase each outstanding note for which you have properly delivered and not withdrawn a written repurchase notice at a repurchase price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest up to, but excluding, the repurchase date.
      We will pay the repurchase price in cash. For a discussion of the tax treatment of a holder receiving cash, see “Certain U.S. Federal Income Tax Considerations — Taxation of Noteholders — United States Holders of the Notes — Sale, Exchange or Other Disposition of the Notes.”
Fundamental Change Permits Holders to Require Us to Repurchase Notes
      If a fundamental change occurs at any time, you will have the right, at your option, to require us to repurchase any or all of your notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “fundamental change repurchase date”) of our choosing that is not less than 20 nor more than 35 business days after the date of our notice of the fundamental change. The price we are required to pay is equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to but excluding the fundamental change repurchase date. Any notes purchased by us will be paid for in cash.
      On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing the fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the exchange agent, if applicable;

•	the applicable exchange rate and any adjustments to the applicable exchange rate;

•	that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be exchanged only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

      Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.
      To exercise the repurchase right, you must deliver, on or before the fundamental change repurchase date, the notes to be purchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your repurchase notice must state:

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or an integral multiple thereof; and

•	that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.
      You may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes; and

•	the principal amount, if any, which remains subject to the repurchase notice.
      We will be required to repurchase the notes on the fundamental change repurchase date. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change repurchase price of the notes on the second business day following the fundamental change repurchase date, then:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest upon delivery or transfer of the notes).
      The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
      The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
      If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See “Risk Factors” under the caption “We may be unable to repurchase notes on the specified dates or upon the occurrence of a fundamental change.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have incurred, and may in the future incur, other indebtedness with change in control provisions permitting the holders thereof to accelerate or to require us to repurchase such indebtedness upon the occurrence of specified change in control events or on some specific dates.
      Certain of our debt agreements may limit our ability to repurchase notes.
      No notes may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change repurchase price.

Consolidation, Merger and Sale of Assets
      The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another Person, unless:

(1) either we are the continuing entity, or the successor entity, if other than us, formed by or resulting from the transaction is a person organized and existing under the laws of the United States of America or any State thereof and will expressly assume payment of the principal of, and premium or make-whole amount, if any, and any interest, including additional amounts, if any, on all of the debt securities and the due and punctual performance and observation of all of the covenants and conditions contained in the indenture;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or any of our subsidiaries as a result of the transactions as having been incurred by us or the subsidiary at the time of such transaction, no event of default under the indenture, an no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

(3) an officer’s certificate and legal opinion covering such conditions shall have been delivered to the trustee.
      Upon any such consolidation, merger or transfer, the successor entity shall succeed to, and may exercise every right and power of Archstone-Smith Operating Trust under the indenture.
      Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder or allowing the holder to exchange the notes, in each case, as described above.
Events of Default
      Each of the following is an Event of Default:

(1) default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2) default in the payment of principal of any note when due and payable at its stated maturity, upon redemption, repurchase, declaration or otherwise;

(3) failure by us to comply with our obligation to exchange the notes into cash, Archstone-Smith Trust common shares or combination thereof, as applicable, upon exercise of a holder’s exchange right, and such failure continues for a period of 10 days;

(4) failure by us to issue a fundamental change notice when due, and such failure continues for a period of two days;

(5) failure by us for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of its other agreements contained in the notes or indenture;

(6) default in the payment of an aggregate principal amount exceeding $50 million on any evidence of indebtedness of ours or any mortgage, indenture or other instrument under which the indebtedness is issued or by which the indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of the indebtedness, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

(7) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any of our subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50 million and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50 million for a period of 30 consecutive days; or

(8) specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any of our significant subsidiaries (as defined in Regulation S-X under the Securities Act of 1934, as amended) or for all or substantially all of either of our or our subsidiary’s property.

Modification and Amendment
      Reference is made to the section entitled “Description of Debt Securities — Modification and Waiver,” beginning on page 12 of the accompanying prospectus, for a description of the modification and amendment provisions applicable to the notes. In addition to such provisions, subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may make any change that adversely affects the exchange rights of any notes, or reduce the fundamental change repurchase price, redemption price or repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments or the provisions relating to redemption of the notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.
Discharge
      We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any repurchase date, or upon exchange or otherwise, cash or Archstone-Smith Trust common shares sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture. See “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying properties. The notes will not be subject to defeasance or covenant defeasance.
Calculations in Respect of Notes
      Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of Archstone-Smith Trust common shares, accrued interest payable on the notes and the exchange rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the exchange agent, and each of the trustee and exchange agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the request of that holder.
Trustee
      U.S. Bank National Association is the trustee, security registrar, paying agent and exchange agent for the notes.
Governing Law
      The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Procedures
      The Depository Trust Company, New York, New York, or DTC, will act as securities depository for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s nominee. One fully-registered global note will be issued with respect to the notes. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, or the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others (called “indirect participants”) such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission, or SEC.
      Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note, a “beneficial owner,” will in turn be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
      The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s record reflects only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. Participants are responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
      Redemption notices will be sent to DTC. If less than all of the notes within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed. Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.
      Principal and interest payments on the notes will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners shall be the responsibility of direct and indirect participants.
      DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to us. Under these circumstances, in the event that a successor securities depository is not obtained, certificates representing the notes will be printed and delivered. We may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the notes will be printed and delivered. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Same-Day Settlement and Payment
      Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest will be made by us in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to us.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
      The following is a discussion of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes, the qualification and taxation of Archstone-Smith Trust as a REIT and the ownership and disposition of Archstone-Smith Trust common shares for which the notes may be exchanged. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations under the Code (the “Treasury Regulations”), and administrative and judicial interpretations of the Code, as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis. This summary is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of the notes and the ownership and disposition of the Archstone-Smith Trust common shares for which the notes may be exchanged by a prospective investor in light of his, her or its personal circumstances.
      This discussion generally is limited to the U.S. federal income tax consequences to investors who are beneficial owners of the notes or Archstone-Smith Trust common shares for which the notes may be exchanged and who hold the notes or Archstone-Smith Trust common shares for which the notes may be exchanged as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax exempt entities, financial institutions, insurance companies, cooperatives, persons who hold the notes or Archstone-Smith Trust common shares for which the notes may be exchanged as part of a “straddle,” a “conversion transaction” or other integrated transaction, have a “functional currency” other than the U.S. dollar, trade in securities and elect to use a mark-to-market method of accounting for their securities holdings, or are liable for alternative minimum tax, certain expatriates or former long-term residents of the United States, and investors in pass through entities that hold the notes Archstone-Smith Trust common shares for which the notes may be exchanged. If a partnership holds the notes or Archstone-Smith Trust common shares for which the notes may be exchanged, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes or Archstone-Smith Trust common shares for which the notes may be exchanged, you are particularly urged to consult your tax advisors. In addition, except as specifically discussed below, this discussion is generally limited to the tax consequences to initial holders that purchase the notes at the “issue price,” and does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any possible applicability of U.S. laws other than income tax laws.

      We have not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the U.S. federal income tax consequences discussed below. The discussion below is not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS will not take, or that a court will not sustain, a position concerning the tax consequences of the purchase, ownership or disposition of the notes, the qualification and taxation of Archstone-Smith Trust as a REIT or the ownership or disposition of the Archstone-Smith Trust common shares for which the notes may be exchanged that is different from that discussed below.
      Persons considering the purchase of notes or the exchange of notes for the Archstone-Smith Trust common shares should consult their own tax advisors concerning the application of U.S. federal income and other tax laws, as well as the law of any state, local or foreign taxing jurisdiction, to their particular situations.
Taxation of Noteholders
      As used in this discussion, the term “United States Holder” means any beneficial owner of notes or Archstone-Smith Trust common shares for which the notes may be exchanged who is:

•	a citizen or resident of the United States for U.S. federal income tax purposes (including an alien resident who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code);

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.
      A “Non-United States Holder” is any beneficial owner of notes or Archstone-Smith Trust common shares for which the notes may be exchanged that is an individual, corporation, estate or trust and is not a United States Holder and who is not, by reason of being either a United States expatriate or a former long-term resident, taxable under Section 877 of the Code.

United States Holders of the Notes
      Original Issue Discount. If the issue price of a note is less than its stated redemption price at maturity, then the note will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the note’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount. Generally, the “issue price” of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments) and, in this case, is expected to equal the principal amount of the note.
      It is anticipated that the difference, if any, between the issue price and the stated redemption price at maturity of the notes will be less than the statutory de minimis amount and that the notes, therefore, will not be treated as having been issued with OID. Thus, rather than being characterized as interest, such difference (if any) should be characterized as if it were gain from the sale of the notes and must be included in income as principal payments are received on the notes (based on the proportion of the principal payments received to the original principal amount of the notes).

      The remaining discussion assumes that the notes have not been issued with OID in excess of the statutory de minimis amount.
      Stated Interest. Interest received on the notes by a United States Holder will generally be taxable as ordinary interest income. A United States Holder generally must pay U.S. federal income tax with respect to the interest on the notes: (i) when it accrues, if the holder uses the accrual method of accounting for U.S. federal income tax purposes; or (ii) when the holder receives or is treated as receiving it, if the holder uses the cash method of accounting for U.S. federal income tax purposes.
      A United States Holder may make an election to include in gross income all interest that accrues on a note (including stated interest, market discount and de minimis market discount, as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Once made, such election may be revoked only with the permission of the IRS.
      Market Discount. If a United States Holder purchases a note after original issue for an amount that is less than its stated redemption price at maturity, the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount.
      A United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the United States Holder pursuant to an election by the United States Holder to include market discount in income as it accrues, or pursuant to a constant yield election by the United States Holder as described under “— Stated Interest” above. If the note is disposed of in certain nontaxable transactions, accrued market discount will be included as ordinary income to the United States Holder as if such United States Holder had sold the note in a taxable transaction at its then fair market value. In addition, the United States Holder may be required to defer, until the maturity of the note or its earlier disposition, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.
      Amortizable Bond Premium. If a United States Holder’s tax basis in a debt instrument, immediately after purchase, is greater than the stated redemption price at maturity of the debt instrument, the United States Holder will be considered to have purchased the debt instrument with amortizable bond premium. In general, amortizable bond premium with respect to any exchangeable debt instrument (such as a note) will be equal in amount to the excess, if any, of the tax basis (reduced as set forth in the following sentence) over the stated redemption price at maturity of the note. For this purpose only, a holder’s tax basis in an exchangeable debt instrument is reduced by an amount equal to the value of the option to exchange the exchangeable debt instrument into common stock; the value of this exchange option may be determined under any reasonable method. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the United States Holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the United States Holder’s “adjusted acquisition price,” which is an amount equal to the United States Holder’s basis in the debt instrument (as determined under the applicable Treasury Regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

      A United States Holder may elect to amortize bond premium, using a constant yield method, over the remaining term of a debt instrument. A United States Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such Holder’s income with respect to the note in that accrual period. A United States Holder who elects to amortize bond premium must reduce its tax basis in the debt instrument by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and, once made, may be revoked only with the consent of the IRS.
      If a United States Holder makes a constant yield election (as described under “— Stated Interest” above) for a debt instrument with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the United States Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.
      Sale, Exchange or Other Disposition of the Notes. A United States Holder will recognize taxable gain or loss on the sale, exchange (including an exchange for cash and any Archstone-Smith Trust common shares), redemption, repurchase, retirement or other taxable disposition of a note. The amount of a United States Holder’s gain or loss will equal the difference between the amount of cash and the fair market value of any property (including Archstone-Smith Trust common shares) received for the note, minus the amount attributable to accrued interest on the note (which will be taxable as interest income if not previously included in gross income), and the United States Holder’s adjusted tax basis in the note. A United States Holder’s initial tax basis in a note equals the price paid for the note and will be (i) increased by any accrued market discount if the United State Holder has included the accrued market discount in income and (ii) decreased by (A) the amount of payments (other than qualified stated interest payments) received with respect to the note, and (B) amortizable bond premium taken, with respect to such note. Special rules may apply to notes redeemed in part.
      Any gain or loss on a taxable disposition of a note as described in the foregoing paragraph will generally constitute capital gain or loss and will be long-term capital gain or loss if such note was held by the United States Holder for more than one year at the time of the disposition. Under current law, net long-term capital gains of non-corporate holders generally are taxed at a maximum rate of 15% (through 2010, and 20% thereafter). Capital gain of a non-corporate holder that is not long-term capital gain will be taxed at ordinary income tax rates. The deduction of capital losses is subject to certain limitations.
      Upon the exchange of a note for cash and Archstone-Smith Trust common shares, if any, a United States Holder will have a tax basis in any Archstone-Smith Trust common shares received equal to the fair market value of such Archstone-Smith Trust common shares at the time of the exchange. The United States Holder’s holding period for any Archstone-Smith Trust common shares received upon an exchange of notes will begin on the date immediately following the date of such exchange.
      Adjustments to Exchange Rate. The exchange rate is subject to adjustment under specified circumstances. Although it is not clear how or to what extent Section 305 of the Code and the applicable Treasury Regulations would apply to the notes because the notes are issued by Archstone-Smith Operating Trust, rather than Archstone-Smith Trust, it is possible that the IRS would seek to apply Section 305 to the notes. If Section 305 were applicable, a United States Holder of notes would, in certain circumstances, be deemed to have received a distribution of or with respect to Archstone-Smith Trust common shares if and to the extent that the exchange rate is adjusted, resulting in ordinary income to the extent of Archstone-Smith Trust’s current and accumulated earnings and profits. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the notes will generally not be deemed to result in a constructive distribution of or with respect to Archstone-Smith Trust common shares. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to Archstone-Smith Trust’s shareholders) do not or may not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from Archstone-Smith Trust, even though you have not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from Archstone-Smith Trust are described below under “— Taxation of Shareholders.”
      Even if an adjustment to the exchange rate were not to result in a taxable constructive distribution to a United States Holder of notes under Section 305 of the Code because the notes are issued by Archstone-Smith Operating Trust rather than Archstone-Smith Trust, it is possible that the IRS could assert that, under principles similar to those of Section 305, a United States Holder should recognize taxable income, which might be considered interest or other ordinary income, and that such United States Holder should include such interest or other income in his, her or its taxable income upon the adjustment to the exchange rate or, alternatively, accrue such income prior to the adjustment. If the IRS successfully asserted that an adjustment to the exchange rate is treated as interest income, then unless such interest income is considered to be payable on account of a contingency that is, as of the issue date, either remote or incidental, the notes could be treated as “contingent payment debt instruments.” If the notes were treated as contingent payment debt instruments, then the notes would be treated as issued with OID, and holders would be required to accrue interest income at a significantly higher rate (which would generally be based on Archstone-Smith Operating Trust’s borrowing rate for non-contingent, non-exchangeable debt with otherwise similar terms) rather than the stated interest rate on the notes. Furthermore, a United States Holder would generally be required to treat any gain recognized on a disposition of the notes as ordinary income rather than as capital gain. United States Holders are particularly urged to consult their own tax advisors regarding the possible treatment of the notes as contingent payment debt instruments.
      Information Reporting and Backup Withholding. A United States Holder will generally be subject to information reporting and may also be subject to backup withholding tax, currently at a rate of 28%, when such holder receives interest payments on the note. Certain United States Holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. In addition, the backup withholding tax will not apply to a United States Holder if such holder provides his taxpayer identification number (“TIN”) in the prescribed manner unless:

•	the IRS notifies us or our agent that the TIN the United States Holder provides is incorrect;

•	the United States Holder fails to report interest and dividend payments that the holder receives on his tax return and the IRS notifies us or our agent that withholding is required; or

•	the United States Holder fails to certify under penalties of perjury that (i) the holder provided to us his correct TIN, (ii) the holder is not subject to backup withholding and (iii) the holder is a U.S. person (including a U.S. resident alien).
      If the backup withholding tax does apply to a particular United States Holder, such holder may use the amounts withheld as a refund or credit against his U.S. federal income tax liability as long as the holder provides certain information to the IRS in a timely manner.

Non-United States Holders of the Notes
      This section applies to Non-United States Holders of the notes. For purposes of the discussion below, interest and gain on the sale, exchange, redemption or repayment of the notes will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the Non-United States Holder’s conduct of a U.S. trade or business or (ii) in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.
      Interest. Subject to the discussion below regarding backup withholding, interest paid on the notes to a Non-United States Holder generally will not be subject to U.S. federal income or withholding tax if such interest is not U.S. trade or business income and is “portfolio interest.” Generally, interest on the notes will qualify as portfolio interest if the Non-United States Holder (i) does not actually or constructively own 10% or more of the capital or profits interest in Archstone-Smith Operating Trust, (ii) is not a controlled foreign corporation with respect to which Archstone-Smith Operating Trust is a “related person” within the meaning of the Code, (iii) is not a bank that is receiving the interest on a loan made in the ordinary course of its trade or business and (iv) certifies, under penalties of perjury on a Form W-8BEN (or such successor form as the IRS designates), prior to the payment that such holder is not a United States person and provides such holder’s name and address, or a financial institution holding the note on behalf of the holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy thereof.
      The gross amount of payments of interest that do not qualify as portfolio interest and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular, graduated U.S. federal income tax rates rather than the 30% gross rate. In the case of a Non-United States Holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax equal to 30% (or a lower rate under an applicable income tax treaty) of such amount, subject to certain adjustments. To claim the benefits of a treaty exemption from or reduction in withholding, a Non-United States Holder must provide a properly executed Form W-8BEN (or such successor form as the IRS designates), and to claim an exemption from withholding because income is U.S. trade or business income, a Non-United States Holder must provide a properly executed Form W-8ECI (or such successor form as the IRS designates), as applicable prior to the payment of interest. These forms must be periodically updated. A Non-United States Holder that is claiming the benefits of a treaty may be required in certain instances to obtain and to provide a U.S. TIN on a Form W-8BEN. As an alternative to providing a Form W-8BEN, in certain circumstances, a Non-United States Holder may provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, under applicable Treasury Regulations, special procedures are provided for payments through qualified intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.
      Sale, Exchange or Other Disposition of the Notes. Subject to the discussion below concerning backup withholding, a Non-United States Holder will generally not be subject to U.S. federal income tax on any gain recognized on a sale, exchange (including an exchange for cash and any Archstone-Smith Trust common shares), redemption or repayment of a note (other than any amount representing accrued but unpaid interest, which will be treated as such) unless (i) the gain is U.S. trade or business income (in which case the branch profits tax may also apply to a corporate Non-United States Holder), (ii) the Non-United States Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met or (iii) the notes constitute “U.S. real property interests” within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Special rules may apply to notes redeemed in part.
      Although the applicable rules are not entirely clear, we intend to take the position that the notes constitute “U.S. real property interests” and, accordingly, that U.S. federal withholding tax applies under FIRPTA to any redemption, repurchase or exchange of the notes (including an exchange of a note for cash and any Archstone-Smith Trust common shares). Therefore, we intend to withhold 10% of any amounts payable on the redemption, or repurchase or exchange by us of a note (including an exchange of a note for cash and any Archstone-Smith Trust common shares). Further, any other sale or disposition of a note may be subject to U.S. federal income tax withholding. If a sale, redemption, repurchase or exchange of a note for cash and/or Archstone-Smith Trust common shares is exempt from U.S. federal income tax under FIRPTA, any amounts withheld from such payments to a Non-United States Holder may be refunded or credited against such holder’s federal income tax liability, if any, if such holder files with the IRS, on a timely basis, the required IRS forms.
      Adjustments to Exchange Rate. If a Non-United States Holder were deemed to have received a constructive dividend or additional interest payment as a result of an adjustment of the exchange rate (see “— United States Holders of the Notes — Adjustments to Exchange Rate,” above), the Non-United States Holder generally would be subject to withholding tax at a 30% rate, subject to reduction by an applicable tax treaty, on the taxable amount of the dividend or interest. In the case of taxable interest resulting from such adjustment, all or a portion of such interest, including any OID potentially required to be included in income as a result of the notes being treated as contingent debt instruments as described above under “— United States Holders of the Notes — Adjustments to Exchange Rate,” could be treated as “contingent interest.” Reductions in withholding tax rates on interest otherwise available under certain income tax treaties may not apply, or may not apply as favorably, to contingent interest. To claim the benefit of a tax treaty, a Non-United States Holder must comply with all certification requirements necessary to qualify for treaty benefits. In the case of any constructive dividend or additional interest income, it is possible that the U.S. federal tax on this constructive dividend or additional interest would be withheld from payments of interest or from cash or Archstone-Smith Trust common shares otherwise deliverable to a Non-United States Holder upon an exchange of notes or a redemption or repurchase of a note. A Non-United States Holder who is subject to withholding tax under such circumstances is particularly urged to consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.
      Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-United States Holder any interest paid to the Non-United States Holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-United States Holder resides.
      Treasury Regulations provide that the backup withholding tax (currently at a rate of 28%) and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification that the Non-United States Holder is not a U.S. person, as described above, has been received or an exemption has otherwise been established; provided that neither we nor our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied. The payment of the gross proceeds from the sale, exchange, redemption or repayment of notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge, or reason to know, that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the gross proceeds from the sale, exchange, redemption or repayment of notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (we refer to such a broker as a “United States Related Person”).
      In the case of the gross payment of proceeds from the sale, exchange, redemption or repayment of notes to or through a non-United States office of a broker that is either a U.S. person or a United States Related Person, the Treasury Regulations require information reporting (but not backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-United States Holder and the broker has no knowledge, or reason to know, to the contrary.
      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-United States Holder may be refunded or credited against the Non-United States Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.
Classification and Taxation of Archstone-Smith Trust as a REIT
      For purposes of this discussion and the discussion below under the headings “— Taxation of Shareholders” and “— Other Tax Considerations,” references to “we”, “us” or “our”, and any similar terms, refer to Archstone-Smith Trust.
      We believe we are organized and have been operated in a manner that permits us to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements have been or will be satisfied. Since these provisions are highly technical and complex, you are urged to consult your own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of our common shares.
      Based upon our representations with respect to the facts as set forth and explained in the discussion below, in the opinion of our counsel, Mayer, Brown, Rowe & Maw LLP, we have been organized in conformity with the requirements for qualification as a REIT, and our actual and proposed method of operation described in this prospectus supplement and the accompanying prospectus and as represented by management has enabled us, and will enable us to satisfy, the requirements for such qualification. This opinion is based on representations made by us as to certain factual matters relating to our organization and our actual and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date of filing of this prospectus supplement. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of share ownership, the various qualification tests imposed under the Code discussed below. Mayer, Brown, Rowe & Maw LLP will not review our compliance with these tests on a continuing basis. No assurance can be given that we will satisfy such tests on a continuing basis. In brief, if the conditions imposed by the REIT provisions of the Code are met, entities such as ourselves, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are allowed a deduction for dividends paid to shareholders. This treatment substantially eliminates the “double taxation” at both the corporate and shareholder levels that generally results from the use of corporations. However, as discussed in greater detail below, such an entity remains subject to tax in certain circumstances even if it qualifies as a REIT. If we fail to qualify as a REIT in any year, we will be subject to federal income taxation as if we were a domestic corporation for that year and, potentially, one or more subsequent years, and our shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, we could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to our shareholders would be reduced or eliminated. The board of trustees believes that we have been organized and operated, and currently intends that we will continue to operate, in a manner that permits us to qualify as a REIT. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on our continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on our operating results.

Taxation of Archstone-Smith Trust

General
      In any year in which we qualify as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our REIT taxable income or capital gain which is distributed to shareholders. We may, however, be subject to U.S. federal income tax at normal corporate rates upon any taxable income or capital gain not distributed. To the extent that we elect to retain and pay income tax on our net long-term capital gain, shareholders are required to include their proportionate share of our undistributed long-term capital gain in income but receive a credit for their share of any taxes paid on such gain by us.
      Notwithstanding our qualification as a REIT, we may also be subject to taxation in other circumstances. If we should fail to satisfy either the 75% or the 95% gross income test, which are discussed below, and nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of either (1) the amount by which 75% of our gross income (excluding gross income from prohibited transactions) exceeds the amount qualifying under the 75% test for the taxable year or (2) the amount by which 95% of our gross income (excluding gross income from prohibited transactions) exceeds the amount of our income qualifying under the 95% test for the taxable year, multiplied in either case by a fraction intended to reflect our profitability. Furthermore, if we fail to satisfy the 5% asset test or the 10% vote and value test (and do not qualify for a de minimis safe harbor) or fail to satisfy the other asset tests, each of which is discussed below, and nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a tax equal to the greater of $50,000 or an amount determined (pursuant to regulations prescribed by the Treasury) by multiplying the highest corporate tax rate by the net income generated by the assets that caused the failure for the period beginning on the first date of the failure to meet the tests and ending on the date (which must be within 6 months after the last day of the quarter in which the failure is identified) that we dispose of the assets or otherwise satisfy the tests. If we fail to satisfy one or more REIT requirements other than the 75% or the 95% gross income tests and the asset tests, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a penalty of $50,000 for each such failure. We will be subject to a tax of 100% on net income from any “prohibited transaction,” as described below, and if we have net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax on such income from foreclosure property at the highest corporate rate. We will also be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid by any of our “taxable REIT subsidiaries” to us that would be reduced through reapportionment under Section 482 of the Code in order to more clearly reflect income of the taxable REIT subsidiary. A taxable REIT subsidiary is any corporation for which a joint election has been made by a REIT and such corporation to treat such corporation as a taxable REIT subsidiary with respect to such REIT. See “Other Tax Considerations — Investments in Taxable REIT Subsidiaries.” In addition, if we should fail to distribute during each calendar year at least the sum of:

(1) 85% of our REIT ordinary income for such year;

(2) 95% of our REIT capital gain net income for such year, other than capital gains we elect to retain and pay tax on as described below; and

(3) any undistributed taxable income from prior years,
we would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that we elect to retain and pay income tax on our long-term capital gain, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.
      A REIT is permitted to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, such amount of undistributed net long-term capital gains it received during the taxable year, which its shareholders are to include in their taxable income as long-term capital gains. Thus, if we made this designation, our shareholders would include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us, and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our shareholders would be deemed to have paid the shareholder’s share of the tax paid by us on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his or her tax basis in shares held by the difference between the amount of income to the holder resulting from the designation less the holder’s credit or refund for the tax paid by us. We may also be subject to the corporate “alternative minimum tax,” as well as tax in various situations and on some types of transactions not presently contemplated. We will use the calendar year both for federal income tax purposes and for financial reporting purposes.
      In order to qualify as a REIT, we must meet, among others, the following requirements:

Share Ownership Test
      Our shares must be held by a minimum of 100 persons for at least 335 days in each taxable year following our first taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year following our first taxable year, no more than 50% in value of our shares may be owned, directly or indirectly and by applying constructive ownership rules, by five or fewer individuals, which for this purpose includes some tax-exempt entities. Any shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. If we comply with the Treasury Regulations for ascertaining our actual ownership and did not know, or exercising reasonable diligence would not have reason to know, that more than 50% in value of our outstanding shares was held, actually or constructively, by five or fewer individuals, then we will be treated as meeting such requirement.
      In order to ensure compliance with the 50% test, we have placed restrictions on the transfer of our shares to prevent additional concentration of ownership. Moreover, to evidence compliance with these requirements under Treasury Regulations, we must maintain records which disclose the actual ownership of our outstanding shares and such regulations impose penalties against us for failing to do so. In fulfilling our obligations to maintain records, we must and will demand written statements each year from the record holders of designated percentages of our shares disclosing the actual owners of such shares as prescribed by Treasury Regulations. We must maintain a list of those persons failing or refusing to comply with such demand as a part of our records. A shareholder failing or refusing to comply with our written demand must submit with his or her tax returns a similar statement disclosing the actual ownership of our shares and other information. In addition, our declaration of trust provides restrictions regarding the transfer of shares that are intended to assist us in continuing to satisfy the share ownership requirements. We intend to enforce the 9.8% limitation on ownership of shares to assure that our qualification as a REIT will not be compromised.

Asset Tests
      At the close of each quarter of our taxable year, we must satisfy tests relating to the nature of our assets determined in accordance with generally accepted accounting principles. Where we invest in a partnership, limited liability company or trust taxed as a partnership (such as Archstone-Smith Operating Trust) or as a disregarded entity, we will be deemed to own a proportionate share of the partnership’s, limited liability company’s or trust’s assets. In addition, when we own 100% of a corporation that is not a taxable REIT subsidiary, we will be deemed to own 100% of the corporation’s assets. First, at least 75% of the value of our total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities, and qualified temporary investments. Second, although the remaining 25% of our assets generally may be invested without restriction, we are prohibited from owning securities representing more than 10% of either the vote or value of the outstanding securities of any issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the “10% vote and value test”). Further, no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries and no more than 5% of the value of our total assets may be represented by securities of any non-government issuer other than a qualified REIT subsidiary, another REIT or a taxable REIT subsidiary (the “20% and 5% asset tests”).
      As noted above, when we invest in an entity classified as a partnership for federal income tax purposes, such as Archstone-Smith Operating Trust, we will be deemed to own a proportionate share of its assets. The partnership interest does not constitute a security for purposes of these tests. See “— Tax Aspects of Our Investments in Partnerships.” Accordingly, our investment in properties through our interest in Archstone-Smith Operating Trust is treated as an investment in qualified assets for purposes of the 75% asset test to the extent that Archstone-Smith Operating Trust’s assets so qualify. Archstone-Smith Operating Trust currently owns securities of issuers which are not treated as qualified REIT subsidiaries or REITs and may acquire additional such securities in the future.
      By virtue of our interest in Archstone-Smith Operating Trust, we are deemed to own initially a pro rata share of such securities. Based upon an analysis of the estimated value of the securities owned by Archstone-Smith Operating Trust in taxable REIT subsidiaries and non-government issuers relative to the estimated value of the total assets owned by Archstone-Smith Operating Trust, we believe that the 10% vote and value test and the 20% and 5% asset tests on the date of this prospectus supplement are satisfied. In rendering its opinion as to our qualification as a REIT, Mayer, Brown, Rowe & Maw LLP is relying on our representations with respect to the value of the stock, securities and assets and our conclusion that we satisfy each of the 10% vote and value test and the 20% and 5% asset tests.

      Each of the 10% vote and value test and the 20% and 5% asset tests must be satisfied at the end of any quarter in which we acquire additional securities of any issuer. If any unitholder of Archstone-Smith Operating Trust exercises its redemption option to exchange units for common shares, we will thereby increase our proportionate indirect ownership interest in Archstone-Smith Operating Trust. This will require us to meet the 10% vote and value test and the 20% and 5% asset tests in any quarter in which the exchange option is exercised. A similar result will follow in the case of any exchange of units received by employees of Archstone-Smith Operating Trust or any subsidiary pursuant to its long term incentive compensation plan. We plan to take steps to ensure that the 10% vote and value test and the 20% and 5% asset tests are satisfied for any quarter in which retesting is to occur. However, we cannot give assurance that the steps will always be successful and will not require a reduction in Archstone-Smith Operating Trust’s overall interest in the securities of any issuer. If we fail to comply with the asset tests, we will fail to qualify as a REIT unless we qualify for one of the cure provisions described in the following paragraph.
      As discussed above, we generally may not own more than 10% by vote or value of any one issuer’s securities and no more than 5% of the value of our total assets generally may be represented by the securities of any issuer. If we fail to meet either of these tests at the end of any quarter and such failure is not cured within 30 days thereafter, we would fail to qualify as a REIT. After the 30 day cure period, we could dispose of sufficient assets to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000 if the disposition occurs within 6 months after the last day of the calendar quarter in which we identify the violation. For violations of these tests that are larger than this amount and for violations of the other asset tests described above, where such violations are due to reasonable cause and not willful neglect, we can avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset tests (within 6 months after the last day of the calendar quarter in which we identify the violation) and paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets for the period beginning on the first date of the failure to meet the tests and ending on the date that we dispose of the assets or otherwise satisfy the asset tests.

Gross Income Tests
      There are currently two separate percentage tests relating to the sources of our gross income which must be satisfied for each taxable year. For purposes of these tests, where we invest in a partnership, limited liability company or trust taxed as a partnership (such as Archstone-Smith Operating Trust) or as a disregarded entity, we will be treated as receiving our share of the income and loss of the partnership, limited liability company or trust, and the gross income of the partnership, limited liability company or trust will retain the same character in our hands as it has in the hands of the partnership, limited liability company or trust. In addition, when we own 100% of a corporation that is not a taxable REIT subsidiary, we will be deemed to receive 100% of the corporation’s income. The two tests are as follows:

1. The 75% Gross Income Test. At least 75% of our gross income, excluding gross income from prohibited transactions, for the taxable year must be “qualifying income.” Qualifying income generally includes:

(1) rents from real property, except as modified below;

(2) interest on obligations secured by mortgages on, or interests in, real property;

(3) gains from the sale or other disposition of “non-dealer property,” which means interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of our trade or business;

(4) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares;

(5) abatements and refunds of real property taxes;

(6) income from the operation of, and gain from the sale of, “foreclosure property,” which means property acquired at or in lieu of a foreclosure of the mortgage secured by such property for which an election has been made;

(7) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property, unless such fees are determined by income and profits; and

(8) certain qualified temporary investment income attributable to the investment of new capital received by us in exchange for our shares or certain publicly offered debt, which income is received or accrued during the one-year period following the receipt of such capital.

Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% or the 95% gross income tests described below, if we, or an owner of 10% or more of our shares, directly or constructively own 10% or more of such tenant unless the tenant is our taxable REIT subsidiary and certain other requirements are met with respect to the real property being rented. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property, or as interest income, for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, we generally must not furnish or render services to tenants, other than through a taxable REIT subsidiary or an “independent contractor” from whom we derive no income, except that we may directly provide services that are “usually or customarily rendered” in connection with the rental of apartment units for occupancy only, or are not otherwise considered “rendered to the occupant for his convenience.” A REIT is permitted to render a de minimis amount of impermissible services to tenants, and still treat amounts received with respect to that property (other than the amounts attributable to the provision of the de minimis impermissible services) as rent from real property. The amount received or accrued by the REIT during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the REIT directly or indirectly from the property. If this 1% threshold is exceeded, none of the amounts received with respect to that property will qualify as rent from real property. The amount received for any service or management operation for this purpose shall be deemed to be not less than 150% of the direct cost of the REIT in furnishing or rendering the service or providing the management or operation. Furthermore, we may furnish such impermissible services to tenants through a taxable REIT subsidiary and still treat amounts otherwise received with respect to the property as rent from real property.

Archstone-Smith Operating Trust provides services at the properties that it owns and may provide the services at any properties that it acquires in the future. We believe that, for purposes of the 75% and 95% gross income tests, the services provided at our properties are or will be of the type which are usually or customarily rendered in connection with the rental of space for occupancy only and not those rendered to the occupant for his convenience. We believe this is also true for any other services and amenities provided by Archstone-Smith Operating Trust or its agents. Mayer, Brown, Rowe & Maw LLP, in rendering its opinion as to our qualification as a REIT, is relying on our representations to that effect. We intend that independent contractors or a taxable REIT subsidiary will perform services that cannot be provided directly by Archstone-Smith Operating Trust or its agents.

2. The 95% Gross Income Test. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not dealer property. Dividends, other than on REIT shares, and interest on any obligations not secured by an interest in real property are included for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any income from a hedging transaction that is clearly and timely identified and hedges indebtedness incurred or to be incurred to acquire or carry real estate assets will not constitute gross income, rather than being treated as qualifying income or non-qualifying income, for purposes of the 95% gross income test. Income from a hedging transaction that does not meet these requirements will be treated as non-qualifying income for purposes of the 95% gross income test.

      For purposes of determining whether we comply with the 75% and 95% gross income tests, gross income does not include income from prohibited transactions. A “prohibited transaction” is a sale of property held primarily for sale to customers in the ordinary course of a trade or business, excluding foreclosure property (described below), unless such property is held by us for at least four years and other requirements relating to the number of properties sold in a year, their tax bases, and the cost of improvements made to the property are satisfied. See “— Taxation of Archstone-Smith Trust — General.”
      Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% penalty tax on gains from prohibited transactions described below, even if the property was held primarily for sale to customers in the ordinary course of a trade or business.
      We believe that for purposes of both the 75% and the 95% gross income tests, our investment in properties through Archstone-Smith Operating Trust in major part gives rise to qualifying income in the form of rents from real property. We also believe that gains on sales of the properties, or of our interest in Archstone-Smith Operating Trust, generally will also constitute qualifying income.
      Even if we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under provisions of the Code. These relief provisions will generally be available if:

(1) following our identification of the failure, we file a schedule with a description of each item of gross income that caused the failure in accordance with regulations prescribed by the Treasury; and

(2) our failure to comply with gross income tests was due to reasonable cause and not to willful neglect.
      It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions apply, we will nonetheless be subject to a special tax upon the greater of the amount by which we fail either the 75% or 95% gross income test for that year.

Annual Distribution Requirements
      In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our shareholders each year in an amount at least equal to the sum of 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, plus 90% of our net income after tax, if any, from foreclosure property, minus the sum of various items of excess non-cash income.

      Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or if we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. A REIT is permitted, with respect to undistributed net long-term capital gains it received during the taxable year, to designate in a notice mailed to shareholders within 60 days of the end of the taxable year, or in a notice mailed with its annual report for the taxable year, the amount of such gains which its shareholders must include in their taxable income as long-term capital gains. Thus, if we made this designation, our shareholders would be required to include in their income as long-term capital gains their proportionate share of the undistributed net capital gains as designated by us and we would have to pay the tax on such gains within 30 days of the close of our taxable year. Each of our shareholders would be deemed to have paid the shareholder’s proportionate share of the tax paid by us on such gains, which tax would be credited or refunded to the shareholder. A shareholder would increase his or her tax basis in the shares held by the difference between the amount of income to the shareholder resulting from the designation less the shareholder’s credit or refund for the tax paid by us.
      We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the declaration of trust of Archstone-Smith Operating Trust authorizes us in our capacity as trustee to take the steps as may be necessary to cause Archstone-Smith Operating Trust to distribute to its unitholders an amount sufficient to permit us to meet the distribution requirements. It is possible that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our REIT taxable income on the other hand. Additionally, this may be due to Archstone-Smith Operating Trust’s inability to control cash distributions from any properties over which it does not have decision-making control, or for other reasons.
      To avoid any problem in complying with the 90% distribution requirement, we will closely monitor the relationship between our REIT taxable income and cash flow and, if necessary, intend to borrow funds or cause Archstone-Smith Operating Trust or other affiliates to borrow funds in order to enable us to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.
      We generally must make distributions during the taxable year to which they relate. We may pay dividends in the following year in two circumstances. First, we may declare and pay dividends in the following year if the dividends are declared before we timely file our tax return for the year and if we pay the dividends before the first regular dividend payment made after such declaration. Second, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. To the extent that we do not distribute all of our net capital gain or if we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.
      If we fail to meet the 90% distribution requirement as a result of an adjustment to our tax return by the IRS, or if we determine that we have failed to meet the 90% distribution requirement in a prior taxable year, we may retroactively cure the failure by paying a “deficiency dividend,” plus applicable penalties and interest, within a specified period.
      We would incur a 4% nondeductible excise tax on the excess of the required distribution over the sum of the amounts actually distributed and amounts retained for which federal income tax was paid if we fail to distribute during a calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of the REIT ordinary income for such year, (2) 95% of the REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods.

Tax Aspects of Our Investments in Partnerships
      We hold units in Archstone-Smith Operating Trust. For federal income tax purposes, Archstone-Smith Operating Trust is classified as a partnership. In general, a partnership is a “pass-through” entity which is not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partner received a distribution from the partnership. We will include our proportionate share of the foregoing partnership items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income. See “— Taxation of Archstone-Smith Trust — General” and “— Taxation of Archstone-Smith Trust — Gross Income Tests.”
      Each unitholder’s share of Archstone-Smith Operating Trust’s tax items is determined in accordance with Archstone-Smith Operating Trust’s declaration of trust, although the allocations will be adjusted for tax purposes if they do not comply with the technical provisions of Section 704(b) of the Code and the regulations thereunder. Archstone-Smith Operating Trust’s allocation of tax attributes is intended to comply with these provisions. Notwithstanding these allocation provisions, for purposes of complying with the gross income and asset tests discussed above, we will be deemed to own our proportionate share of each of the assets of Archstone-Smith Operating Trust and will be deemed to have received a share of the income of Archstone-Smith Operating Trust based on our capital interest in Archstone-Smith Operating Trust. Accordingly, any increase in our REIT taxable income from our interest in Archstone-Smith Operating Trust, whether or not a corresponding cash distribution is also received from Archstone-Smith Operating Trust, will increase our distribution requirements. However, this income will not be subject to federal income tax in our hands if we distribute an amount equal to such additional income to our shareholders. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by Archstone-Smith Operating Trust. See “— Taxation of Archstone-Smith Trust — Annual Distribution Requirements” and “— Taxation of Archstone-Smith Trust — Asset Tests.”

Entity Classification
      Based on its representations that Archstone-Smith Operating Trust will satisfy the conditions to avoid classification as a “publicly traded partnership” under the Code, in the opinion of Mayer, Brown, Rowe & Maw LLP, under existing federal income tax law and regulations, Archstone-Smith Operating Trust will be treated for federal income tax purposes as a partnership, and not as an association taxable as a corporation. The opinion, however, is not binding on the IRS.

Tax Allocations With Respect to Book-Tax Differences for Contributed Properties
      Under Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of contribution. The amount of unrealized gain or unrealized loss generally is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which is referred to as the book-tax difference. A book-tax difference also can exist with respect to an asset that has not appreciated or depreciated in economic terms if that asset has been depreciated for tax purposes. A substantial book-tax difference exists with respect to certain assets held by Archstone-Smith Operating Trust.
      The declaration of trust of Archstone-Smith Operating Trust requires allocations of income, gain, loss and deductions attributable to the properties with respect to which there is a book-tax difference to be made in a manner that is consistent with Section 704(c) of the Code. Treasury Regulations under Section 704(c) require partnerships to use a reasonable method for allocation of items affected by Section 704(c) of the Code.
      The declaration of trust of Archstone-Smith Operating Trust also requires that any gain allocated to Archstone-Smith Operating Trust unitholders upon the sale or other taxable disposition of any Operating

Trust asset must, to the extent possible after taking into account other required allocations of gain, be characterized as recapture income in the same proportions and to the same extent as the unitholders previously have been allocated any deductions directly or indirectly giving rise to the treatment of the gains as recapture income.

Liquidation of Archstone-Smith Operating Trust
      If Archstone-Smith Operating Trust liquidates and dissolves, a distribution of its property other than money generally will not result in taxable gain to its unitholders, except to the extent provided in Sections 704(c)(1)(B), 731(c) and 737 of the Code. The basis of any property distributed to an Archstone-Smith Operating Trust unitholder will equal the adjusted basis of the unitholders’ units, reduced by any money distributed in liquidation. A distribution of money upon the liquidation of Archstone-Smith Operating Trust, however, will be taxable to a unitholder to the extent that the amount of money distributed in liquidation, including any deemed distributions of cash as a result of a reduction in the unitholder’s share of partnership liabilities, exceeds the unitholder’s tax basis in its units.

Sale of Properties
      Our share of any gain realized by Archstone-Smith Operating Trust on the sale of any “dealer property” generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “— Taxation of Archstone-Smith Trust — General” and “— Taxation of Archstone-Smith Trust — Gross Income Tests — The 95% Gross Income Test.” Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We intend to hold, and, to the extent within our control, to have any joint venture to which Archstone-Smith Operating Trust is a partner hold, properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the properties, and to make sales of our properties and other properties acquired subsequent to the date hereof as are consistent with our investment objectives. Based upon our investment objectives, we believe that overall, our properties should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

Failure to Qualify
      If we fail to qualify for taxation as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to tax, including applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary dividends, and subject to limitations in the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.
      In the event that we fail to satisfy one or more requirements for qualification as a REIT, other than the 75% and the 95% gross income tests and other than the asset tests, each of which is subject to the cure provisions described above, we will retain our REIT qualification if (i) the violation is due to reasonable cause and not willful neglect and (ii) we pay a penalty of $50,000 for each failure to satisfy the provision.
Taxation of Shareholders

Taxation of Taxable Domestic Shareholders
      As long as we qualify as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends or “qualified dividend income,” will be taken into account by them as ordinary dividends and will not be eligible for the dividends-received deduction for corporations. Ordinary dividends will be taxable to our domestic shareholders as ordinary income, except that prior to January 1, 2011, such dividends will be taxed at the rate applicable to long-term capital gains to the extent that such dividends are attributable to dividends received by us from non-REIT corporations (such as taxable REIT subsidiaries) or are attributable to income upon which we have paid corporate income tax (e.g., to the extent that we have distributed less than 100% of our taxable income), and certain holding period requirements are satisfied. Distributions and undistributed amounts that are designated as capital gain dividends will be taxed as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. To the extent that we make distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to our shareholders, reducing the tax basis of a shareholder’s shares by the amount of such distribution, but not below zero, with distributions in excess of the shareholder’s tax basis taxable as capital gains, if the shares are held as a capital asset. In addition, any dividend that we declare in October, November or December of any year that is payable to a shareholder of record on a specific date in any such month shall be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future taxable income. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to our shareholders.
      In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss, to the extent of distributions required to be treated by such shareholder as long-term capital gains. In addition, under the so-called “wash sale” rules, all or a portion of any loss that a shareholder realizes upon a taxable disposition of our common shares may be disallowed if the shareholder purchases other common stock within 30 days before or after the disposition. A non-corporate taxpayer may deduct capital losses not offset by capital gains against ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years. Gain from the sale or exchange of shares held for more than one year is taxed as long-term capital gain. Net long-term capital gains of non-corporate taxpayers are taxed at a maximum capital gain rate of 15% for sales or exchanges occurring prior to January 1, 2011 (and 20% for sales or exchanges occurring thereafter). Pursuant to IRS guidance, we may classify portions of our capital gain dividends as gains eligible for the 15% (or 20%) maximum capital gains rate or as unrecaptured Code Section 1250 gain taxable at a maximum rate of 25%. Shareholders should consult their tax advisors with respect to taxation of capital gains and capital gain dividends and with regard to state, local and foreign taxes on capital gains.
      Taxable distributions that we pay and gain from the disposition of our common shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income or gain. In addition, taxable distributions that we pay and gain from the disposition of our common shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
      If a domestic shareholder recognizes a loss upon a subsequent disposition of our common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Information Reporting and Backup Withholding
      We will report to our domestic shareholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any, with respect to the paid distributions. Under the backup withholding rules, a shareholder may be subject to backup withholding at applicable rates with respect to distributions paid unless such shareholder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be credited against the shareholder’s federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to us.

Taxation of Tax-Exempt Shareholders
      The IRS has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees’ pension trust do not constitute unrelated business taxable income. Subject to the discussion below regarding a “pension-held REIT,” based upon the ruling, the analysis in the ruling and the statutory framework of the Code, distributions to a shareholder that is a tax-exempt entity should also not constitute unrelated business taxable income, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that we, consistent with our present intent, do not hold a residual interest in a real estate mortgage investment conduit. Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income.
      However, if any pension or other retirement trust that qualifies under section 401(a) of the Code holds more than 10% by value of the interests in a “pension-held REIT” at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute unrelated business taxable income. For these purposes, a “pension-held REIT” is defined as a REIT if such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of stock of the REIT and at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

Taxation of Foreign Shareholders
      We will qualify as a “domestically controlled qualified investment entity” so long as we qualify as a REIT and less than 50% in value of our shares is held by foreign persons, for example, nonresident aliens and foreign corporations, partnerships, trusts and estates. We currently anticipate that we will qualify as a domestically controlled qualified investment entity. Under these circumstances, except as described in the next sentence, gain from the sale of shares by a foreign person should not be subject to U.S. federal income taxation, unless such gain is effectively connected with such person’s U.S. trade or business or, in the case of an individual foreign person, such person is present within the U.S. for more than 182 days in such taxable year. Even if we are a domestically controlled qualified investment entity, upon a foreign shareholder’s disposition of our common shares (subject to the 5% exception applicable to “regularly traded” shares described below), such foreign shareholder may be treated as having taxable gain from the sale or exchange of a U.S. real property interest (within the meaning of FIRPTA) if the foreign shareholder (i) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest (within the meaning of FIRPTA) and (ii) acquires, or enters into a contract or option to acquire, other common shares of ours within 30 days after such ex-dividend date.
      In the event that we do not constitute a domestically controlled qualified investment entity, a foreign shareholder’s sale of our common shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest (within the meaning of FIRPTA) provided that (i) our common shares are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling foreign shareholder held (taking into account constructive ownership rules) 5% or less of our outstanding common shares at all times during a specified testing period. If gain on a foreign shareholder’s sale of our common shares were subject to taxation under FIRPTA, the foreign shareholder would be subject to the same treatment as a domestic shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, the purchaser of the common shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.
      Distributions of cash generated by our real estate operations, but not by the sale or exchange of our communities, that are paid to foreign persons generally will be subject to U.S. withholding tax at a rate of 30%, unless an applicable tax treaty reduces that tax and the foreign shareholder files an IRS Form W-8BEN with us or unless the foreign shareholder files an IRS Form W-8ECI with us claiming that the distribution is “effectively connected” income. Under applicable Treasury Regulations, foreign shareholders generally must provide the IRS Form W-8ECI or Form W-8BEN beginning January 1, 2000 and every three years thereafter unless the information on the form changes before that date. If a distribution is treated as effectively connected with a foreign shareholder’s conduct of a U.S. trade or business, the foreign shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as domestic shareholders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a foreign shareholder that is a corporation.
      A foreign shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of the shareholder’s common shares. Instead, the excess portion of the distribution will reduce the foreign shareholder’s adjusted tax basis for its common shares. A foreign shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted tax basis for its common shares, if the foreign shareholder otherwise would be subject to tax on gain from the disposition of its common shares as described herein. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we generally will withhold tax on the entire amount of any distribution at the same rate at which we would withhold on a dividend. However, a foreign shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
      Distributions of proceeds attributable to our sale or exchange of U.S. real property interests are subject to income and withholding taxes pursuant to FIRPTA, and may be subject to branch profits tax in the hands of a foreign shareholder which is a corporation if it is not entitled to treaty relief or exemption. However, these distributions will not be subject to tax under FIRPTA or the branch profits tax, and will instead be taxed in the same manner as distributions of cash generated by our real estate operations other than the sale or exchange of properties (as described above) if (i) the distribution is made with regard to a class of shares that is regularly traded on an established securities market in the United States and (ii) the recipient foreign shareholder does not own more than 5% of that class of shares at any time during the year within which the distribution is received. We are required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign shareholder owning more than 5% of the relevant class of shares that could be designated by us as a capital gain dividend; this amount is creditable against the foreign shareholder’s FIRPTA tax liability.
      The federal income taxation of foreign persons is a highly complex matter that may be affected by many considerations. Accordingly, foreign investors should consult their own advisors regarding the income and withholding tax considerations with respect to their investment.

Tax Rates
      Long-term capital gains and “qualified dividends” received by an individual are generally subject to federal income tax at a maximum rate of 15%. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, dividends that we pay to our shareholders generally are not eligible for the 15% maximum tax rate on dividends. As a result, our ordinary REIT dividends are taxed at the higher tax rates applicable to ordinary income. However, the 15% maximum tax rate for long-term capital gains or qualified dividends, as applicable, generally applies to:

1. a shareholder’s long-term capital gains, if any, recognized on the disposition of our common shares;

2. our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate);

3. our dividends attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

4. our dividends to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).
      Without future congressional action, the maximum tax rate on long-term capital gains will increase to 20% in 2011, and the maximum rate on dividends will increase to 39.6% in 2011.
Other Tax Considerations

Investments in Taxable REIT Subsidiaries
      Several of our subsidiaries elected to be treated as our taxable REIT subsidiaries effective January 1, 2001 and additional subsidiaries have subsequently become our taxable REIT subsidiaries. As our taxable REIT subsidiaries, these entities will pay federal and state income taxes at the full applicable corporate rates on their income prior to payment of any dividends. Such taxable REIT subsidiaries will attempt to minimize the amount of such taxes, but there can be no assurance whether or the extent to which measures taken to minimize taxes will be successful. To the extent any of our taxable REIT subsidiaries is required to pay federal, state or local taxes, the cash available for distribution by such taxable REIT subsidiary to its shareholders, including us, will be reduced accordingly.
      Taxable REIT subsidiaries are subject to full corporate level taxation on their earnings, but are permitted to engage in certain types of activities which cannot be performed directly by REITs without jeopardizing their REIT status. Taxable REIT subsidiaries are subject to limitations on the deductibility of payments made to the associated REIT which could materially increase the taxable income of the taxable REIT subsidiary and are subject to prohibited transaction taxes on certain other payments made to the associated REIT. We will be subject to a tax of 100% on the amount of any rents from real property, deductions or excess interest paid to us by any of our taxable REIT subsidiaries that would be reduced through reapportionment under Section 482 of the Code in order to more clearly reflect income of the taxable REIT subsidiary.

      Under the taxable REIT subsidiary provision, we and any entity treated as a corporation for tax purposes in which we own an interest are allowed to jointly elect to treat such entity as a “taxable REIT subsidiary.” In addition, if any of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of an entity treated as a corporation for tax purposes, that subsidiary will also automatically be treated as our taxable REIT subsidiary. As described above, taxable REIT subsidiary elections have been made for certain entities in which we own an interest. Additional taxable REIT subsidiary elections may be made in the future for additional entities in which we own an interest.

Tax on Built-in Gain
      If we acquire any assets from a taxable “C” corporation in a carry-over basis transaction, we could be liable for specified liabilities that are inherited from the “C” corporation. If we recognize gain on the disposition of such assets during the 10 year period beginning on the date on which such assets were acquired by us, then to the extent of such assets’ “built-in gain” (i.e., the excess of the fair market value of such asset at the time of the acquisition by us over the adjusted basis in such asset, determined at the time of such acquisition), we will be subject to tax on such gain at the highest regular corporate rate applicable. The results described herein with respect to the recognition of built-in gain assume that the “C” corporation whose assets are acquired does not make an election to recognize such built-in gain at the time of such acquisition. We currently own assets from a “C” corporation in a carry-over basis transaction in 1999, for which no election was made to recognize any built-in gain at the time of such acquisition.

Possible Legislative or Other Actions Affecting Tax Consequences
      Prospective shareholders should recognize that the present federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in us.

State and Local Taxes
      We and our shareholders may be subject to state or local taxation in various jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment of us and our shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

UNDERWRITING
      Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are acting as joint book-running managers of the offering, and are acting as representatives of the underwriters named below.
      Under the terms and subject to the conditions contained in an underwriting agreement, which we will file as an exhibit to a Current Report on Form 8-K and incorporate by reference into this prospectus supplement and the accompanying prospectus, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Principal
Underwriters	Amount of Notes

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.

Total	$500,000,000

      The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes, other than the notes covered by the option described below unless and until this option is exercised.
      We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement to purchase up to $75,000,000 additional principal amount of notes at the public offering price less the underwriting discount. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a principal amount of additional notes approximately proportionate to that underwriter’s initial purchase commitment.
      The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed           % of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed           % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representative may change the public offering price and concessions.
      The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us

Per note	%
      We, Archstone-Smith Trust and the trustees and executive officers of Archstone-Smith Trust have agreed that, during the period beginning on the date hereof and continuing until the date 60 days after the date of this prospectus supplement, and subject to limited exceptions, none of us will offer, sell, contract to sell or otherwise dispose of any Archstone-Smith Trust common shares, any securities substantially similar to the debentures or the Archstone common shares or any securities convertible, exchangeable or exercisable for Archstone common shares or substantially similar securities, without the prior written consent of the representatives.
      The notes are a new issue of securities, and there is currently no established trading market for the notes. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time without notice at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.
      In connection with the offering, Citigroup, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of notes made in an amount up to the principal amount represented by the underwriters’ over-allotment option. In determining the source of notes to close out the covered syndicate short position, the underwriters will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the notes in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of notes in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of notes in the open market while the offering is in progress.
      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.
      Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
      We estimate that our total expenses for this offering (excluding underwriting discounts and commissions) will be approximately $          .
      Several of the underwriters or their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. In addition, affiliates of certain of the underwriters participating in this offering are lenders under one or both of our existing credit facilities. Because the amounts to be repaid to these affiliates from the net proceeds of the offering of the notes may exceed 10% of the net proceeds from the offering, this offering is being conducted in compliance with Rule 2710(h) of the Conduct Rules of the National Association of Securities Dealers, Inc.
      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
LEGAL MATTERS
      The validity of the notes will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, and certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS
      The consolidated financial statements and schedules of each of Archstone-Smith Operating Trust and Archstone-Smith Trust as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference in this prospectus supplement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
      With respect to the unaudited interim financial information of each of Archstone-Smith Operating Trust and Archstone-Smith Trust for the periods ended March 31, 2006 and 2005, incorporated by reference in this prospectus supplement, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Archstone-Smith Operating Trust’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 and Archstone-Smith Trust’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, each incorporated by reference in this prospectus supplement, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The independent registered public accounting firm is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because their reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
      We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) (the file number for each of our documents is 1-10272 and each Archstone-Smith Trust’s documents is 1-16755):

•	our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 9, 2006;

•	Archstone-Smith Trust’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 9, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006;

•	Archstone-Smith Trust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006;

•	our Periodic Reports on Form 8-K filed on March 16, 2006, June 1, 2006, June 2,2006, June 27,2006 and July 10, 2006;

•	Archstone-Smith Trust’s Periodic Reports on Form 8-K filed on January 13, 2006, February 14, 2006, March 10, 2006, June 1, 2006, June 2, 2006 and June 27, 2006;

•	Archstone-Smith Trust’s definitive Proxy Statement for the 2006 Annual Meeting of Shareholders filed with the SEC on April 6, 2006; and

•	the description of the Archstone-Smith Trust common shares contained or incorporated by reference in Archstone-Smith Trust registration statement on Form 8-A filed on October 26, 2001.
      We also incorporate by reference into this prospectus supplement additional documents that we or Archstone Smith Trust may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until the offering is terminated; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
      You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described herein. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing, by telephone or via the Internet at:
Archstone-Smith Operating Trust
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959
Attn: Corporate Secretary
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at www.sec.gov.
      We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act relating to the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of that registration statement, but do not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC.

ARCHSTONE-SMITH OPERATING TRUST
DEBT SECURITIES
        We may offer and sell from time to time debt securities covered by this prospectus, in one or more offerings, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. This prospectus provides you with a general description of the debt securities we may offer.
      Each time debt securities are sold using this prospectus, we will provide a supplement to this prospectus or possibly other offering material containing specific information about the offering. The supplement or other offering material may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any debt securities unless accompanied by a prospectus supplement. You should read this prospectus and any supplement and/or other offering material carefully before you invest.
      We may sell debt securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any debt securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those debt securities.
      This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
      Our principal executive offices are located at 9200 E. Panorama, Suite 400, Englewood, Colorado 80112 and our telephone number is (303) 708-5959.
      These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is July 10, 2006.

FORWARD-LOOKING STATEMENTS
      Certain statements included in, or incorporated into, this prospectus supplement and the accompanying prospectus are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the industry and markets in which we operate based on management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, changes in financial markets that could adversely affect our cost of capital and our ability to meet our financing needs and obligations, weather, obtaining governmental approvals and meeting development schedules. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in these forward-looking statements. Information concerning expected investment balances, expected funding sources, planned investments, and revenue and expense growth assumptions are examples of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

i

ARCHSTONE-SMITH OPERATING TRUST
      Archstone-Smith Operating Trust, which we refer to as the “Operating Trust,” is a real estate operating company engaged primarily in the operation, development, redevelopment, acquisition and long-term ownership of apartment communities in the United States. The Operating Trust, together with Archstone-Smith Trust, is structured as an umbrella partnership real estate investment trust or “UPREIT,” under which all property ownership and business operations are conducted through the Operating Trust. Archstone-Smith Trust is the sole trustee of the Operating Trust and owned approximately 86.5% of the Operating Trust at March 31, 2006.
      We were formed in 1963 and are organized as a real estate investment trust under the laws of the State of Maryland and have elected to be treated as a partnership for federal income tax purposes. Our principal executive offices are located at 9200 E. Panorama, Suite 400, Englewood, Colorado 80112 and our telephone number is (303) 708-5959.
USE OF PROCEEDS
      We will use the net proceeds from the sale of the debt securities for the development, acquisition and redevelopment of additional apartment communities, as suitable opportunities arise, for the repayment of outstanding indebtedness at that time and for working capital and general corporate purposes.
DESCRIPTION OF DEBT SECURITIES
      The following description sets forth various general terms and provisions of the debt securities to which this prospectus and any applicable prospectus supplement may relate. We may issue debt securities under an Indenture, dated as of February 1, 1994, as supplemented by the First Supplemental Indenture, dated as of February 2, 1994, and the Second Supplemental Indenture, dated as of August 2, 2004, between us and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as trustee, and as may be further supplemented from time to time pursuant to one or more supplemental indentures. The Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and may be read at the corporate trust office of the trustee at Corporate Trust Services, 100 Wall Street, Suite 1600, New York, New York 10005 or as described below under “Where You Can Find More Information.” The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the Indenture and the debt securities to be issued thereunder are summaries of the provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the debt securities.
General
      The debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The debt securities will be investment grade securities. The Indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of trustees or as established in one or more supplemental Indentures. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.
      There may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee, and, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.
      Please refer to the prospectus supplement relating to the series of debt securities being offered for the specific terms thereof, including:

(1) the title of the series of debt securities;

(2) the aggregate principal amount of the series of debt securities and any limit on the principal amount;

(3) the percentage of the principal amount at which the debt securities of the series will be issued and, if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof, or the method by which any portion will be determined;

(4) the date or dates, or the method by which the date or dates will be determined, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;

(5) the rate or rates at which the debt securities will bear interest (which may be fixed or variable), if any, or the method by which the rate or rates will be determined;

(6) the date or dates, or the method by which the date or dates will be determined, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the dates will be determined, the person to whom, and the manner in which, the interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year comprised of twelve 30-day months;

(7) the place or places where principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, the debt securities of that series will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the Indenture may be served;

(8) the period or periods within which, the price or prices, including the premium or make-whole amount, if any, at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities of that series may be redeemed, as a whole or in part, at our option, if we are to have such an option;

(9) our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to that obligation;

(10) if other than United States dollars, the currency or currencies in which the debt securities of the series are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11) whether the amount of payments of principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, the debt securities of the series, if any, may be determined with reference to an index, formula or other method and the manner in which those amounts will be determined the index, formula or method may be, but need not be, based on a currency or currencies, currency unit or units or composite currency or currencies;

(12) whether payments of principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities are to be so payable;

(13) any additions to, modifications of or deletions from the terms of the series of debt securities with respect to the events of default or covenants set forth in the Indenture;

(14) whether the debt securities of that series will be issued in certificated or book-entry form;

(15) whether the debt securities of that series will be in registered or bearer form and, if in registered form, the denominations of the debt securities if other than $1,000 and any integral multiple of the debt securities and, if in bearer form, the denominations of the debt securities if other than $5,000 and the terms and conditions relating to the debt securities;

(16) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture to the series of debt securities and any additions or substitutions of those provisions;

(17) if the debt securities of the series are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

(18) whether and under what circumstances we will pay additional amounts as contemplated in the Indenture on the debt securities of the series in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making the payment; and

(19) any other terms of the series of debt securities not inconsistent with the provisions of the Indenture.
      We may issue original discount securities. “Original discount securities” refer to debt securities which may provide that less than the entire principal amount of the debt securities will be paid if their maturity is accelerated, or bear no interest or bear interest at a rate which at the time of issuance is below market rates. Special United States federal income tax, accounting and other considerations apply to original issue discount securities and will be described in the applicable prospectus supplement.
      Under the Indenture, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, we will have the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the series without the consent of the holders.
      Except as explained below under “Covenants — Limitations on Incurrence of Debt” or “Covenants — Debt Covenants Contained in the Second Supplemental Indenture” or as may be provided in any supplemental indenture, the Indenture contains no other provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants made by us that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest and Registration
      Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples of $1,000. Unless otherwise described in the applicable prospectus supplement, the debt securities of any series issued in bearer form will be issuable in denominations of $5,000.
      Unless otherwise specified in the applicable prospectus supplement, the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any series of debt securities will be payable at the corporate trust office of the trustee, initially located at Corporate Trust Services, 100 Wall Street, Suite 1600, New York, New York 10005 ; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to an account of the person maintained within the United States.
      If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be. “Business day” means any day, other than a Saturday or Sunday, on which banks in New York, New York are not required or authorized by law or executive order to close. Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will no longer be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.
Merger, Consolidation or Sale
      We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

(1) either we are the continuing entity, or the successor entity, if other than us, formed by or resulting from the transaction is a person organized and existing under the laws of the United States or any state thereof and will expressly assume payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;

(2) immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of ours or any of our subsidiaries as a result of the transaction as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

(3) an officer’s certificate and legal opinion covering such conditions will be delivered to the trustee.
Covenants
      This section describes promises we make in the notes for the benefit of the holders of the notes contained in the Indenture. Except as explained below or as may be provided in any supplemental indenture, the covenants contained in the Indenture will apply to the notes. On August 2, 2004, we entered into the Second Supplemental Indenture with U.S. Bank. The Second Supplemental Indenture contains covenants that are applicable to any notes issued from and after August 2, 2004, and are described below under the caption “Debt Covenants Contained in the Second Supplemental Indenture”. In addition to the covenants contained in the Second Supplemental Indenture, the other covenants contained in the Indenture described below are also applicable to any notes issued on or after August 2, 2004. However, the covenants contained in the Indenture described under the caption “Limitations on Incurrence of Debt” will only apply to the notes for so long as any of our other unsecured long-term indebtedness issued pursuant to the Indenture prior to August 2, 2004 remains outstanding. Compliance with the covenants described below with respect to the notes generally may not be waived by the board of trustees of Archstone-Smith Trust, as our sole trustee, or by the trustee under our Indenture unless the holders of at least a majority in principal amount of all outstanding notes consent to the waiver.
      Limitations on Incurrence of Debt. As noted above, the Indenture contains covenants that will only apply to the notes issued on and after August 2, 2004 while any long-term indebtedness issued pursuant to the Indenture prior to August 2, 2004 remains outstanding. The covenants provide that we may not, and may not permit any subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Debt and that of our subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of, without duplication:

(1) our Total Assets as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission, or, if the filing is not permitted under the Securities Exchange Act of 1934, with the trustee, prior to the incurrence of the additional Debt; and

(2) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received to the extent that the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt by us or any subsidiary since the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of the additional Debt.
      In addition to the foregoing limitation on the incurrence of Debt, we may not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any subsidiary if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt and the Debt of our subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any subsidiary is greater than 40% of our Total Assets.
      In addition to the foregoing limitations on the incurrence of Debt, we may not, and will not permit any subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred will have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds from the Debt, and calculated on the assumption that:

(1) the Debt and any other Debt incurred by us and our subsidiaries since the first day of the four-quarter period and the application of the proceeds from the Debt, including to refinance other Debt, had occurred at the beginning of that period;

(2) the repayment or retirement of any other Debt by us and our subsidiaries since the first day of the four-quarter period had been incurred, repaid or retired at the beginning of the period except that, in making that computation, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of the Debt during the period;

(3) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

(4) in the case of any acquisition or disposition by us or our subsidiaries of any asset or group of assets since the first day of the four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.
      Debt Covenants Contained in the Second Supplemental Indenture. The Second Supplemental Indenture contains covenants that are in addition to the covenants contained in the Indenture and described in this prospectus. From and after the time that no unsecured long-term indebtedness issued pursuant to the Indenture prior to August 2, 2004 remains outstanding, the covenants contained in the Second Supplemental Indenture will be the only covenants limiting our incurrence of Debt, unless the Indenture is further modified or supplemented. The Second Supplemental Indenture provides that we may not, and may not permit any subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds of that Debt, our total Debt would exceed 65% of our Total Assets at the reporting date.
      We may not, and may not permit any subsidiary to, incur any Debt if the ratio of Consolidated EBITDA to Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the incurrence of the additional Debt is less than 1.50 on a pro forma basis after giving effect to the incurrence of the additional Debt and to the application of the net proceeds from that Debt, and calculated on the assumption that:

•	the additional Debt and any other Debt incurred by us, any of our subsidiaries since the first day of the applicable four-quarter period and the application of the net proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

•	the repayment or retirement of any other Debt repaid or retired by us or any of our subsidiaries since the first day of that four-quarter period occurred at the beginning of that period, except that in determining the amount of Debt repaid or retired, the amount of Debt under any of our revolving credit facilities will be computed based upon the average daily balance of that Debt during that period;

•	in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of the four-quarter period, the related acquisition had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition being included in that pro forma calculation; and

•	in the case of any acquisition or disposition of any asset or group of assets by us or any of our Subsidiaries since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments with respect to the acquisition or disposition being included in that pro forma calculation.
      In addition to the foregoing limitation on the incurrence of Debt, we may not, and will not permit any subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of our property or the property of any subsidiary if, immediately after giving effect to the incurrence of the additional Debt and the application of the proceeds from the Debt, the aggregate principal amount of all of our outstanding Debt and the Debt of our subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on our property or the property of any subsidiary is greater than 40% of our Total Assets.
      Existence. Except as permitted under “— Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights, whether provided under the declaration of trust or by statute, and franchises; provided, however, that we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not disadvantageous in any material respect to the holders of the debt securities.

      Maintenance of Properties. We will maintain and keep all of our properties used or useful in the conduct of our business or the business of any subsidiary in good condition, repair and working order and supplied with all necessary equipment and will make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing for value our properties in the ordinary course of business.
      Insurance. We will, and will cause each of our subsidiaries to, keep all of our insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies.
      Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same will become delinquent,

(1) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our or any subsidiary’s income, profits or property and

(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our or any subsidiary’s property;
provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
      Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, we will, to the extent permitted under the Securities Exchange Act of 1934, timely file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 and 15(d). We will also in any event:

(1) within 15 days of each required filing date (x) transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, without cost to the holders, copies of the annual reports and quarterly reports which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if we were subject to those sections and (y) file with the trustee copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 if we were subject to those sections; and

(2) if filing the documents with the Securities and Exchange Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective holder.
Important Definitions
      As used in this prospectus,
      “Acquired Debt” means Debt of a person:

(1) existing at the time the person becomes a subsidiary; or

(2) assumed in connection with the acquisition of assets from the person, in each case, other than Debt incurred in connection with, or in contemplation of, the person becoming a subsidiary or the acquisition. Acquired Debt will be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired person becomes a subsidiary.

      “Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, any of our or our subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.
      “Capital Stock” means, with respect to any person, any capital stock (including preferred stock, shares, interests, participations or other ownership interests), however designated, of the person and any rights, other than debt securities convertible into or exchangeable for corporate stock, warrants or options to purchase any thereof.
      “Capitalized Property Value” means, as of any date, the aggregate sum of all Property EBITDA for each of our properties for the prior four quarters and capitalized at the applicable Capitalization Rate, provided, however, that if the value of a particular property calculated in accordance with this definition is less than the undepreciated book value of that property determined in accordance with GAAP, the undepreciated book value shall be used in lieu thereof with respect to that property.
      “Capitalization Rate” means 7.5%.
      “Consolidated EBITDA” means, for any period of time, without duplication, net earnings or losses, excluding net derivative gains or losses and gains or losses on dispositions of REIT real estate investments as reflected in the reports filed by Archstone-Smith Trust under the Securities Exchange Act, before deductions by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as we determine in good faith, including prepayment penalties; and (6) minority interest. In each case for such period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (a) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of those assets from service as if the placement of those assets in service or removal of those assets from service occurred at the beginning of the period; and (b) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.
      “Consolidated Income Available for Debt Service” for any period means Earnings from Operations plus amounts which have been deducted, and minus amounts which have been added, for the following, without duplication:

(1) interest on our or any of our subsidiaries’ Debt;

(2) provision for taxes based on income;

(3) amortization of debt discount;

(4) provisions for gains and losses on properties and property depreciation and amortization;

(5) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for the period; and

(6) amortization of deferred charges.
      “Debt” means any of our or our subsidiaries’ indebtedness, whether or not contingent, in respect of:

(1) borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any subsidiary;

(3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

(4) the principal amount of all of our or any of our subsidiaries’ obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

(5) any lease of property by us or any subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles, to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items, other than letters of credit, would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by us or any subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise other than for purposes of collection in the ordinary course of business Debt of another person, other than us or any subsidiary. Debt will be deemed to be incurred by us or any subsidiary whenever we or a subsidiary will create, assume, guarantee or otherwise become liable in respect of a Debt.
      “Disqualified Stock” means, with respect to any person, any Capital Stock of that person which by the terms of the Capital Stock or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable upon the happening of any event or otherwise:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

(2) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock; or

(3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of debt securities.
      “Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, net as reflected in the financial statements of us and our subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.
      “Property EBITDA” is defined as, for any period of time, without duplication net earnings or loss, excluding net derivative gains or losses and gains or losses on dispositions of real estate, before deductions for by us and our Subsidiaries, including amounts reported in discontinued operations, for (1) interest expense; (2) provision for taxes based on income; (3) depreciation, amortization and all other non-cash items, as we determine in good faith, deducted in arriving at net income or loss; (4) extraordinary items; (5) non-recurring items, as determined in good faith by us, including prepayment penalties; and (6) minority interest. In each case for the relevant period, we will reasonably determine the amounts in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. For purposes of this definition, Property EBITDA will not include corporate level general and administrative expenses and other corporate expenses such as land holding costs and pursuit cost write-offs as we determine in good faith.
      “Stabilized Property” means (1) with respect to an acquisition of an income producing property, a property becomes stabilized when we or our Subsidiaries have owned the property for at least 4 full quarters and (2) with respect to new construction or development property, a property becomes stabilized 4 full quarters after the earlier of (a) 18 months after substantial completion of construction or development, and (b) the quarter in which the occupancy level of the property is at least 93%.
      “Total Assets” for purposes of the covenants other than as described in this prospectus under the caption “Covenants Debt Covenants Contained in the Second Supplemental Indenture”, means, as of any date, the sum of (1) our Undepreciated Real Estate Assets and (2) all other assets of ours determined in accordance with generally accepted accounting principles, but excluding accounts receivable and intangibles.

      “Total Assets” solely for the purposes of the covenants described in this prospectus under the caption “Covenants Debt Covenants Contained in the Second Supplemental Indenture”, mean the sum of: (1) for Stabilized Properties, Capitalized Property Value; and (2) for all other assets of the Operating Trust and our Subsidiaries, undepreciated book value as determined in accordance with GAAP.
      “Undepreciated Real Estate Assets” as of any date means the original cost plus capital improvements of real estate assets of ours and our subsidiaries on that date, before depreciation and amortization determined on a consolidated basis in accordance with generally accepted accounting principles.
Events of Default, Notice and Waiver
      The following events are “events of default” with respect to any series of debt securities issued under the Indenture:

(1) default for 30 days in the payment of any installment of interest or additional amounts payable on any debt security of that series;

(2) default in the payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any debt security of that series at its maturity;

(3) default in making any sinking fund payment as required for any debt security of that series;

(4) default in the performance of any other covenant of ours contained in the Indenture other than a covenant added to the Indenture solely for the benefit of a series of debt securities issued thereunder other than that series continued for 60 days after written notice as provided in the Indenture;

(5) default in the payment of an aggregate principal amount exceeding $10,000,000 on any evidence of indebtedness of ours or any mortgage, indenture or other instrument under which the indebtedness is issued or by which the indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of the indebtedness, but only if the indebtedness is not discharged or the acceleration is not rescinded or annulled;

(6) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against us or any of our subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $10,000,000 for a period of 30 consecutive days;

(7) specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any of our significant subsidiaries or for all or substantially all of either of our or our subsidiary’s property; and

(8) any other event of default provided with respect to a particular series of debt securities.
      The term “significant subsidiary” means each significant subsidiary of ours as defined in Regulation S-X promulgated by the Securities and Exchange Commission.
      If an event of default under the Indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, of, and the make-whole amount, if any, on, all of the debt securities of that series to be due and payable immediately by written notice of the default to us, and to the trustee if given by the holders. If the debt securities of that series are original issue discount securities or indexed securities, the trustee or the holders may declare the portion of the principal amount as may be specified in the terms of the debt security to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of that series, or of all debt securities then outstanding under the Indenture, as the case may be, has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series, or of all debt securities then outstanding under the Indenture, as the case may be, may rescind and annul the declaration and its consequences if:

(1) we shall have deposited with the trustee all required payments of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, the debt securities of that series, or of all debt securities then outstanding under the Indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the trustee; and

(2) all events of default, other than the nonpayment of accelerated principal or specified portion thereof and the make-whole amount, if any or interest, with respect to debt securities of that series, or of all debt securities then outstanding under the Indenture, as the case may be, have been cured or waived as provided in the Indenture.
      The Indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the Indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

(1) in the payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any debt security of that series; or

(2) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.
      The trustee is required to give notice to the holders of debt securities within 90 days of a default under the Indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series if the responsible officers of the trustee consider such withholding to be in the interest of the holders. Nevertheless, the trustee may not withhold notice of a default in the payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.
      The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy under the Indenture, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of reasonable indemnity. This provision will not, however, prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, that debt securities at the respective due dates of the debt securities.
      Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the Indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the series not joining therein.
      Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture
      Modifications and amendments of the Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by modifications or amendments:

(1) change the stated maturity of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any such debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

(3) change the place of payment, or the coin or currency, for payment of principal of, any premium or make-whole amount and any interest on, or any, additional amounts payable with respect to, any such debt security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

(5) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with specified provisions of the Indenture or specified defaults and consequences under the Indenture or to reduce the quorum or voting requirements set forth in the Indenture; or

(6) modify any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants, except to increase the required percentage to effect such action or to provide that specified other provisions may not be modified or waived without the consent of the holder of the effected debt security.
      The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive compliance by us with specified covenants in the Indenture.
      We and the trustee may modify and amend the Indenture without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to us as obligor under the Indenture;

(2) to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize specified terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5) to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of that provision;

(6) to secure the debt securities;

(7) to establish the form or terms of debt securities of any series and any related coupons;

(8) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

(9) to cure any ambiguity, defect or inconsistency in the Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities of any series in any material respect;

(10) to close the Indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act; or

(11) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.
      The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of debt securities:

(1) the principal amount of an original issue discount security that shall be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt security;

(2) the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding will be the United States dollar equivalent, determined on the issue date for the debt security, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt security of the amount determined as provided in (1) above;

(3) the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Indenture; and

(4) debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of the other obligor will be disregarded.
      The Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each debt security affected by specified modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series.
      The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
      Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1) there will be no minimum quorum requirement for the meeting; and

(2) the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.
      Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Indenture, the action will become effective when the instrument or instruments are delivered to the trustee. Proof of execution of any instrument or of a writing appointing any such agent will be sufficient for any purpose of the Indenture and, subject to Article Six of the Indenture, conclusive in favor of the trustee and us, if made in the manner specified above.
Discharge, Defeasance and Covenant Defeasance
      We may discharge specified obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year. This discharge will be completed by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal and premium or make-whole amount, if any and interest and additional amounts payable to the date of the deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.
      The Indenture provides that, if the provisions of Article Fourteen are made applicable to the debt securities of or within any series pursuant to Section 301 of the Indenture, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

(2) to be released from our obligations with respect to the debt securities under the covenants described above and, if provided pursuant to Section 301 of the Indenture, our obligations with respect to any other covenant, and any omission to comply with the obligations will not constitute a default or an event of default with respect to the debt securities, in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium or make-whole amount, if any, and interest on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates for the debt securities.

      A trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.
      “Government Obligations” means securities which are:

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

(2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by the custodian for the account of the holder of a depository receipt, provided that, except as required by law, the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.
      Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of the series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of the debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the debt security; or

(2) a Conversion Event occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, the debt security as they become due out of the proceeds yielded by exchanging the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or the cessation of usage based on the applicable market exchange rate.
      “Conversion Event” means the cessation of use of:

(1) a currency, currency unit or composite currency, other than the European currency unit or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

(2) the European currency unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

(3) any currency unit or composite currency other than the European currency unit for the purposes for which it was established.
      Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.
      In the event we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which the debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. However, we would remain liable to make payment of the amounts due at the time of acceleration. Nevertheless, the event of default described in clause (4) under “— Events of Default, Notice and Waiver” with respect to Sections 1004 to 1009, inclusive, of the Indenture and described in clause (7) under “— Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance would no longer be applicable to the debt securities.
      The applicable prospectus supplement may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Registration and Transfer
      Subject to specified limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the trustee referred to above. In addition, subject to specified limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee referred to above. Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate a transfer agent, in addition to the trustee, with respect to any series of debt securities. If we have designated such a transfer agent or transfer agents, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series.
      Neither we nor the trustee will be required to

(1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid.

Book-Entry Procedures
      The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the series. Global securities, if any, are expected to be deposited with The Depository Trust Company, as depository. Global securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee of the depository to a successor depository or any nominee of the successor.
      The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to the series. Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.
      Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depository, which we refer to as “participants.” Such accounts will be designated by the underwriters, dealers or agents with respect to the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee and records of participants, with respect to beneficial interests of participants. The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
      So long as the depository for a global security or its nominee is the registered owner of the global security, the depository or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any the debt securities of the series in definitive form and will not be considered the owners or holders thereof under the Indenture.
      Payments of principal of, any premium or make-whole amount and any interest on, or any additional amounts payable with respect to, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing the debt securities. None of us, the trustee, any paying agent or the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
      We expect that the depository for a series of debt securities or its nominee, upon receipt of any payment of principal, premium, make-whole amount or interest in respect of a permanent global security representing any of the debt securities, immediately will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of the participants.
      If a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities of the series in exchange for the global security representing the series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to the debt securities, determine not to have any debt securities of the series represented by one or more global securities and, in such event, will issue individual debt securities of the series in exchange for the global security or securities representing the series of debt securities. Individual debt securities of the series so issued will be issued in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof.
No Personal Liability
      No past, present or future trustee, officer, employee or shareholder, as such, of ours or any successor will have any liability for any obligations of us under the debt securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting the debt securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of debt securities.
Trustee
      There may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee, and except as otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.
PLAN OF DISTRIBUTION
      We may sell the debt securities to one or more underwriters or dealers for public offering and sale by them or may sell the debt securities to investors directly or through agents, which agents may be affiliated with us. Any underwriter, dealer or agent involved in the offer and sale of the debt securities will be named in the applicable prospectus supplement.
      The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices (any of which may represent a discount from the prevailing market price). We also may, from time to time, authorize underwriters acting as our agents to offer and sell the debt securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of debt securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
      Any underwriting compensation paid by us to underwriters or agents in connection with the offering of debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward various civil liabilities, including liabilities under the Securities Act of 1933. Any such indemnification agreements will be described in the applicable prospectus supplement.
      If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by various institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of debt securities sold pursuant to delayed delivery contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

(1) the purchase by an institution of the debt securities covered by its delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject; and

(2) if the debt securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the debt securities less the principal amount thereof covered by delayed delivery contracts.
      Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the Securities and Exchange Commission a registration statement on Form S-3 of which this prospectus forms a part. The registration statement, including the attached exhibits and schedules, contains additional relevant information about debt securities. The rules and regulations of the Securities and Exchange Commission allow us to omit specified information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy any of this information at the following location of the Securities and Exchange Commission:

Public Reference Room
100 F Street NE
Washington, D.C. 20549
      You may obtain information on the operation of the Securities and Exchange Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330.
      The Securities and Exchange Commission also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including the Operating Trust, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. Reports, proxy statements and other information concerning the Operating Trust may also be inspected at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.
      The Securities and Exchange Commission allows us to “incorporate by reference” information in this document, which means that the Operating Trust can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this document.
      The documents listed below that we have previously filed with the Securities and Exchange Commission (File No. 1-10272) are considered to be a part of this prospectus. They contain important business and financial information about us that is not included in or delivered with this document.

2005 Annual Report on Form 10-K	Filed on March 9, 2006
Quarterly Report on Form 10-Q	Filed on May 10, 2006
Periodic Reports on Form 8-K	Filed on March 16, 2006, June 1, 2006, June 2, 2006, June 27, 2006 and July 10, 2006
      All documents subsequently filed (other than any portions of the respective filings that were furnished, under applicable SEC rules, rather than filed) by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby will be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
      We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information which has been incorporated by reference in this prospectus (not including exhibits to that information unless those exhibits are specifically incorporated by reference in that information). Requests should be directed to Archstone-Smith Operating Trust, 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112, Attention: Secretary, telephone number: (303) 708-5959.
EXPERTS
      The consolidated financial statements and schedules of Archstone-Smith Operating Trust as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
      With respect to the unaudited interim financial information of Archstone-Smith Operating Trust for the periods ended March 31, 2006 and 2005, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in Archstone-Smith Operating Trust’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The independent registered public accounting firm is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because their reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.
LEGAL MATTERS
      The validity of the debt securities will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

$500,000,000
Archstone-Smith Operating Trust
              % Exchangeable Senior Notes due 2036

PROSPECTUS SUPPLEMENT
July      , 2006

Joint Book-Running Managers

Citigroup	Morgan Stanley
Co-Manager
JP Morgan